As filed with the Securities and Exchange Commission on April 13, 2006
                                     Registration Statement No. 333-____________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             C&D Technologies, Inc.
             (Exact name of Registrant as specified in its charter)

           Delaware                                              13-3314599
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                            1400 Union Meeting Road,
                          Blue Bell, Pennsylvania 19422
                                 (215) 619-2700
    (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                  James D. Dee
                  Vice President, General Counsel and Secretary
                             C&D Technologies, Inc.
                            1400 Union Meeting Road,
                          Blue Bell, Pennsylvania 19422
                                 (215) 619-2700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                             John W. Kauffman, Esq.
                                Duane Morris LLP
                              30 South 17th Street
                           Philadelphia PA, 19103-4196
                                 (215) 979-1227

      Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------
                                                   Proposed             Proposed
       Title of Each                                Maximum             Maximum
    Class of Securities        Amount To        Aggregate Price         Aggregate             Amount of
     To Be Registered        Be Registered         Per Share          Offering Price       Registration Fee
------------------------------------------------------------------------------------------------------------
5.25% Convertible Senior
Notes Due 2025                $75,000,000            100%(1)          $ 75,000,000(2)         $8,025.00
------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share(3)              8,854,785(4)           --(3)                    --(3)              --(3)
------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

(2)   Exclusive of accrued interest, if any.

(3) The registrant will receive no consideration for the issuance of these shares of common stock upon conversion of the notes also registered hereby. Therefore, pursuant to Rule 457(i), no filing fee is required with respect to the shares of common stock registered hereby.

(4) Represents the number of shares of common stock initially issuable upon conversion of the notes registered hereby. The registrant calculated the number of shares issuable upon conversion of the notes based on a conversion price of approximately $8.47 per share or a conversion rate of
     118.0638 shares per $1,000 principal amount of the notes. Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of common strock registered hereby includes an indeterminate number of shares issuable upon conversion of the notes, as this amount may be adjusted as a result of stock splits, stock dividends and antidilution provisions. Each share of common stock includes an associated common stock purchase right under the Rights Agreement dated as of February 22, 2000 between the registrant and Mellon Investment Services, LLC, as rights agent, as amended.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                   Subject to Completion, dated April 13, 2006

                        [LOGO FOR C&D TECHNOLOGIES, INC.]

                                   $75,000,000

                     5.25% Convertible Senior Notes due 2025

        and Shares of Common Stock Issuable Upon Conversion of the Notes

                             ----------------------

      The securities to be offered and sold using this prospectus are:

      o     our 5.25% Convertible Senior Notes Due 2025; and

      o shares of our common stock, $0.01 par value, or common stock, issuable upon conversion of the notes.

      These securities will be offered and sold by the selling security holders named in this prospectus or in any supplement to this prospectus. See "Selling Security Holders" beginning on page 31.

      The notes bear interest at the rate of 5.25% per year, accruing from November 21, 2005. We will pay interest on the notes on each May 1 and November 1, beginning on May 1, 2006, to the holders of record at the close of business on the preceding April 15 and October 15, respectively. The notes will mature on November 1, 2025.

      We may not redeem the notes prior to November 1, 2010. We may redeem some or all of the notes for cash on or after November 1, 2010 and prior to November 1, 2012, at a redemption price equal to 100% of their principal amount plus accrued and unpaid interest, if any, if in the previous 30 consecutive trading days ending on the trading day before the date of the mailing of the provisional redemption notice the closing sale price of our common stock exceeds 130% of the conversion price for at least 20 trading days. We may also redeem some or all of the notes for cash at any time on or after November 1, 2012 at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest, if any. Holders may require us to repurchase some or all of their notes for cash on each of November 1, 2012, 2015 and 2020 at a price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest, if any, in each case.

     The notes are convertible into shares of our common stock, subject to the conditions described below, at an initial conversion price of approximately $8.47 per share, subject to adjustments for certain events. The initial conversion price is equivalent to a conversion rate of 118.0638 shares per $1,000 principal amount of notes. Holders may surrender their notes for conversion if any of the following conditions are satisfied:

      o if the price of our common stock issuable upon conversion of the notes reaches a specific threshold;

      o     if we have called the notes for redemption;

      o     if the trading price of the notes falls below certain thresholds;

      o if we make certain significant distributions to the holders of our common stock; or

      o in connection with a transaction or event constituting a fundamental change.

      Upon conversion, we will have the right to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of our common stock. At any time on or prior to the 21st trading day preceding the maturity date, we may irrevocably elect to satisfy in cash our conversion obligation with respect to the principal amount of the notes to be converted after the date of such election, with any remaining amount to be satisfied, at our option, in cash, shares of our common stock or a combination of both.

      Upon the occurrence of a fundamental change, holders may require us to repurchase some or all of their notes for cash at a price equal to 100% of the principal amount of the notes being repurchased, plus accrued and unpaid interest, if any. Also, if a fundamental change occurs prior to November 1, 2012, we will pay a make-whole premium on notes converted in connection with such fundamental change payable in our common stock (or the consideration into which our stock has been exchanged) on the conversion date for the notes converted in connection with the fundamental change. The amount of the make-whole premium, if any, will be based on our stock price and the effective date of the fundamental change. No make-whole premium will be paid if the stock price on the effective date of the fundamental change is less than the closing sale price of our common stock on the date of pricing.

      The notes are our unsubordinated unsecured obligations and rank equal in right of payment with all of our other existing and future unsubordinated unsecured obligations and rank junior in right of payment to any of our existing and future secured obligations to the extent of the value of the collateral securing such obligations. Our obligations under the notes are not guaranteed by, and are structurally subordinate in right of payment to all existing and future obligations of, our subsidiaries, except those subsidiaries that may in the future guarantee the notes.

      We have agreed, pursuant to a registration rights agreement, to file a registration statement, of which this prospectus is a part, with the Securities and Exchange Commission with respect to resales of the notes and the common stock issuable upon conversion of the notes. In the event that we fail to comply with certain of our obligations under the registration rights agreement, we will be required to pay additional interest on the notes.

      There is no established market for the notes. The selling security holders may sell the securities offered by this prospectus from time to time on any exchange on which the securities are listed on terms to be negotiated with buyers. They may also sell the securities in private sales or through dealers or agents. The selling security holders may sell the securities at prevailing market prices or at prices negotiated with buyers. The selling security holders will be responsible for any commissions due to brokers, dealers or agents. We will be responsible for all other offering expenses. We will not receive any of the proceeds from the sale by the selling security holders of the securities offered by this prospectus.

      Our common stock is listed on the New York Stock Exchange under the symbol "CHP."

      Our principal executive offices are located at C&D Technologies, Inc., 1400 Union Meeting Road, Blue Bell, PA 19422-0858.

      You should carefully read and consider the information under the heading "Risk Factors" beginning on page 15 and "Forward-Looking Statements" referred to on page 7 of this prospectus.

      Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 The date of this prospectus is April 13, 2006.

                                TABLE OF CONTENTS

                                                                                             Page
About This Prospectus...........................................................................5
Where You Can Find More Information and  Incorporation of Certain Documents by Reference........5
Forward-Looking Statements......................................................................7
Summary.........................................................................................8
Risk Factors...................................................................................15
Ratio of Earnings (Deficiency) to Fixed Charges................................................29
Price Range of Common Stock and Dividend Policy................................................29
No Proceeds....................................................................................30
Selling Security Holders.......................................................................31
Description of the Notes.......................................................................36
Description of Capital Stock...................................................................64
Certain United States Federal Income Tax Considerations........................................65
Plan of Distribution...........................................................................74
Legal Matters..................................................................................76
Experts........................................................................................76

      You should rely only on the information contained in this prospectus, any prospectus supplement and the documents we have incorporated by reference. We have not authorized anyone else to give you different information. These securities are not being offered in any state or other jurisdiction that does not permit the offer. We will disclose any material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

      As used in this prospectus, the terms "C&D," "we," "us" and "our" refer to C&D Technologies, Inc. and its subsidiaries unless otherwise indicated.

                              ABOUT THIS PROSPECTUS

      This prospectus is part of a registration statement that we have filed with the SEC using a "shelf" registration process. This means the securities described in this prospectus may be offered and sold using this prospectus from time to time as described in the "Plan of Distribution." You should carefully read this prospectus and the information described under the heading "Where You Can Find More Information and Incorporation of Certain Documents by Reference." Under no circumstances should the delivery to you of this prospectus or any offering or sales made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

                     WHERE YOU CAN FIND MORE INFORMATION AND
                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      We file annual, quarterly and special reports, proxy and information statements and other information with the SEC pursuant to the Exchange Act. The SEC maintains an Internet site at http://www.sec.gov that contains those reports, proxy and information statements and other information regarding us. You may also inspect and copy those reports, proxy and information statements and other information at the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You may also inspect and copy those reports, proxy and information statements and other information at the offices of the New York Stock Exchange at 20 Broad Street, New York, NY 10005, the exchange on which our common stock is listed.

      We "incorporate by reference" information into this prospectus, which means that we are disclosing important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about us and are an important part of this prospectus.

      The following documents that we have filed with the SEC (File No. 1-9389) are incorporated by reference into this prospectus:

      o Annual Report on Form 10-K for the fiscal year ended January 31, 2006, filed on April 10, 2006;

      o     Current Report on Form 8-K filed on April 12, 2006.

      o Description of our common stock contained in our registration statements on Form 8-A.

      o All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until our offering is completed will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of the filing of the document. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus conflicts with, negates, modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

      We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of the indenture and registration rights agreement and any or all of the information incorporated by reference into this prospectus but not delivered herewith, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us as follows:

                          C&D Technologies, Inc.
                          1400 Union Meeting Road
                          Blue Bell, PA 19422-0858
                          Telephone: (215) 619-2700
                          Attention: Investor Relations

      You can access electronic copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and all amendments to those reports, free of charge, on our website at http://www.cdtechno.com. Access to those electronic filings is available as soon as reasonably practicable after they are filed with, or furnished to, the SEC. We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference into this prospectus.

FORWARD-LOOKING STATEMENTS

      This prospectus contains certain statements that are, or may be deemed to be, "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, included herein or incorporated herein by reference are forward-looking statements. Included among forward-looking statements are, among other things:

      o     fluctuations   in  prices  and   availability   of  raw   materials,
            particularly lead;

      o the success of integration of acquired businesses and the ability to make additional acquisitions or form strategic alliances;

      o economic conditions or market changes in certain market sectors in which we conduct business;

      o changes in pricing environment and the ability to pass on pricing increases to our customers and cover higher commodity costs;

      o     success or timing of new product development;

      o     foreign operations;

      o     political, economic and social changes, or acts of terrorism or war;

      o success of productivity initiatives, including rationalizations, relocations or consolidations;

      o     impact of changes in management;

      o costs of complying with environmental laws and regulations and resulting liabilities;

      o statements regarding our business strategy, our business plans or any other plans, forecasts or objectives, any or all of which are subject to change;

      o statements regarding any United States Securities and Exchange Commission (SEC) or other governmental, regulatory or environmental inquiry or investigation;

      o     statements   regarding   anticipated   legislative,    governmental,
            regulatory,   administrative   or   other   public   body   actions,
            requirements, permits or decisions; and

      o     any  other   statements  that  relate  to  nonhistorical  or  future
            information.

      These forward-looking statements are often identified by the use of terms and phrases such as "achieve," "anticipate," "believe," "estimate," "expect," "forecast," "plan," "project," "propose," "strategy" and similar terms and
phrases.   Although  we  believe  that  the  expectations   reflected  in  these
forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.

      Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in "Risk Factors" beginning on page 15 of this prospectus and those risks discussed in our annual reports on Form 10-K, our quarterly reports of Form 10-Q and our current reports on Form 8-K. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these risk factors. These forward-looking statements are made as of the date of this prospectus. We assume no obligation to update or revise these forward-looking statements or provide reasons why actual results may differ.

                                     SUMMARY

      The summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus and does not contain all of the information you need to consider in making your investment decision. This summary is qualified in its entirety by the more detailed information and consolidated financial statements and notes thereto incorporated by reference into this prospectus. You should read carefully this entire prospectus and such other information and should consider, among other things, the matters set forth in the section entitled "Risk Factors" before deciding to invest in the notes. In this prospectus, unless the context otherwise requires, "C&D Technologies, Inc.," "C&D," the "Company," "we," "us" or "our" refer to C&D Technologies, Inc. and its subsidiaries.

                                   Our Company

      We are a leading manufacturer and marketer of electrical power storage systems for the standby power and motive power markets. We are also a leading producer of electronic power supply and conversion products for large original equipment manufacturers (OEMs) of telecommunications, networking, office, industrial and military equipment.

      We were organized in 1985 to acquire all the assets of C&D Power Systems Division of Allied Corporation, which, along with its predecessors, had been manufacturing batteries for more than 50 years. We have a global manufacturing platform with plants located in the U.S., U.K., Mexico and China and sell our products globally in more than 65 countries to over 5,000 customers. Through organic development and strategic acquisitions, we believe we have become the largest provider of lead acid batteries used in standby power systems and a leading provider of motive power systems in North America. Moreover, we believe our Power Electronics division is one of the largest global providers of DC to DC converter products to the merchant market.

      We currently conduct our business in three reportable segments: (1) Standby Power, (2) Motive Power and (3) Power Electronics.

      Standby Power

      Our Standby Power division manufactures and markets lead acid batteries and standby power systems that integrate lead acid batteries with other electronic components, which are used to provide backup or standby power for electrical equipment in the event of power loss from the primary power source. Our broad product offering includes: flooded lead acid batteries; valve-regulated lead acid (VRLA) batteries; and power rectifiers and other related power distribution and monitoring equipment. Standby power systems are used in uninterruptible power supply (UPS) systems, wireless and wireline telecommunications, cable television systems, utilities and other applications.

      To meet the needs of our customers, we sell our batteries and other standby power systems components in a wide variety of sizes, configurations and electrical capacities. Specifically, we sell lead acid batteries in two broad categories: flooded and VRLA. Flooded batteries, which require periodic watering and maintenance, are typically used in UPS, telecommunications and utility applications. VRLA, or sealed, batteries, which are often smaller and require less maintenance, have shorter useful lives and are used in wireless cell sites, cable television systems, corporate data centers and computer networks and other applications. Power rectifiers convert or "rectify" external AC power into DC power at the required level and quality of voltage necessary to constantly charge the standby battery and operate the user's equipment. Our batteries and standby power systems are marketed and sold under the DYNASTY(R), MAXRATE(R), msENDUR(TM), LIBERTY(R) and SAGEON(R) brands.

      Motive Power

      Our Motive Power division manufactures and markets lead acid batteries and systems used to power, monitor, charge and test the batteries used in electric material handling vehicles, including forklift trucks, automated guided vehicles and airline ground support equipment. Components for these systems include lead acid batteries, battery charging equipment and related specialty equipment and parts, which we also sell individually. Our customers include end users in a broad array of industries, dealers of forklift trucks and other material handling vehicles and, to a lesser extent, OEMs of forklift trucks and material handling vehicles. Through our direct sales force and distributor network, we sell to end users in industrial manufacturing, retail distribution and airline ground support. Our batteries and motive power systems are marketed and sold under the C-LINE(TM) CLASSIC, EM-LINE(TM) and V-LINE(R), FR(TM), IFR(TM), VERSACHARGE(R) and VFR(TM) brands.

      Power Electronics

      Through our Power Electronics division, we manufacture and market custom, standard and modified-standard power supply and conversion products. Power supply and conversion products are utilized in almost all electronic products to convert available AC or DC voltage to the required level and quality of DC voltage to power the associated equipment. Our products incorporate advanced technology and are designed for reliable operation within the host device. Specific products include DC to DC converters, AC to DC power supplies, digital panel meters, data acquisition components, transformers and inductors. These product families are used in a wide variety of applications, with outputs ranging from sub-one watt to several kilowatts. Our customers include OEMs of telecommunications equipment, computer and networking equipment, office equipment, military equipment, industrial automation systems and test instrumentation. Our power electronics products are marketed and sold under the CELAB(TM), DATEL(R) and C&D(R) product brand names.

      In fiscal year 2005, we acquired Celab Limited (Celab), a provider of power conversion products predominantly sold into military, cable television and telecommunications applications in Europe; Datel Holding Corporation (Datel), a manufacturer of primarily DC to DC converters, with additional product offerings in data acquisition components and digital panel meters; and the Power Systems division of Celestica, Inc. (CPS), a provider of DC to DC converters and AC to DC power supplies. As a result of these acquisitions, we provide a full line of power supply and conversion products to a significantly expanded Tier I customer base.

                                  The Offering

      This prospectus covers the resale of up to $75,000,000 aggregate principal amount of the notes and the shares of our common stock issuable upon conversion of the notes. We issued and sold $75,000,000 aggregate principal amount of the notes on November 21, 2005 in a private placement to Credit Suisse First Boston LLC and Wachovia Capital markets, LLC, which we refer to as the "initial purchasers." The summary below describes the principal terms of the note and the common stock issuable upon conversion of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of the Notes" section of this prospectus contains a more detailed description of the terms of the notes.

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
Issuer..................................       C&D Technologies, Inc.

Notes Offered...........................       $75,000,000   aggregate   principal   amount  of  5.25%
                                               convertible senior notes due 2025.

Common Stock Offered....................       The  shares of our  common  stock,  $0.01 par value per
                                               share, issuable upon conversion of the notes.

Maturity Date...........................       November 1, 2025.

Interest Payment Dates..................       May 1 and  November  1 of each year,  beginning  May 1,
                                               2006.

Interest................................       5.25% per  annum,  payable  semiannually,  in  arrears.
                                               Interest  is  computed  on the basis of a 360-day  year
                                               comprised of twelve 30-day months.

Guarantees..............................       The notes are not  guaranteed.  If,  however,  we issue
                                               debt securities,  and any of our subsidiaries guarantee
                                               such debt securities,  such  subsidiaries  will also be
                                               required to guarantee the notes.

Ranking.................................       The notes are our unsubordinated  unsecured obligations
                                               and:

                                                     o    rank  equal in right of payment  with all of
                                                          our other existing and future unsubordinated
                                                          unsecured obligations;

                                                     o    rank  junior in right  of  payment to any of
                                                          ourexisting  and future secured  obligations
                                                          to the extent of the value of the collateral
                                                          securing such obligations; and

                                                     o    are  structurally  subordinate in  right  of
                                                          payment   to   all   existing   and   future
                                                          obligations  of   our  subsidiaries,  except
                                                          those  subsidiaries  that may  in the future
                                                          guarantee the notes.

                                               As of  January  31,  2006,  we  had  outstanding  $58.1
                                               million  of   senior  secured  indebtedness,  excluding
                                               subsidiary  secured  indebtedness,  ranking effectively
                                               senior  to the notes to the  extent of the value of the
                                               assets  securing  such   indebtedness   and  no  senior
                                               unsecured  indebtedness  ranking  pari  passu  with the
                                               notes.

                                               Initially,  the notes are not  guaranteed by any of our
                                               subsidiaries  and are  effectively  subordinated to our
                                               subsidiaries'    existing   and   future   liabilities,
                                               including
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

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
                                               guarantees  of  our  indebtedness.  As  of January  31,
                                               2006,   the  notes  were   effectively subordinated  to
                                               $114.0 million of liabilities of our subsidiaries.

Conversion..............................       The  notes  are convertible  into shares  of our common
                                               stock, subject to  the conditions  described  below, at
                                               an initial conversion  price of approximately $8.47 per
                                               share, subject  to  adjustments for certain events. The
                                               initial  conversion price is equivalent to a conversion
                                               rate of 118.0638 shares  per $1,000 principal amount of
                                               notes.

                                               You may surrender  your notes for  conversion if any of
                                               the following conditions are satisfied:

                                                     o    During  any  fiscal quarter,  if the closing
                                                          sale price of our common  stock for at least
                                                          20  trading  days  in   the   period  of  30
                                                          consecutive trading days ending on the  last
                                                          trading day of the  preceding fiscal quarter
                                                          exceeds  130%  of  the  conversion price per
                                                          share on such last trading day;

                                                     o    If we have called the notes for redemption;

                                                     o    If the average of the trading  prices of the
                                                          notes  for any  5  consecutive  trading  day
                                                          period  is less than 98% of the  average  of
                                                          the  conversion  values of the  notes during
                                                          that period;

                                                     o    If we make certain significant distributions
                                                          to the holders of our common stock; or

                                                     o    In  connection with  a  transaction or event
                                                          constituting a fundamental change.

                                               See   "Description   of   the    Notes-Conversion    of
                                               Notes-Conversion Conditions."

                                               Upon conversion,  we will have the right to deliver, in
                                               lieu  of  shares  of  our  common  stock,   cash  or  a
                                               combination of cash and shares of our common stock,  in
                                               each case  calculated as described  under  "Description
                                               of  the   Notes-Conversion  of  Notes-Settlement   Upon
                                               Conversion."  At any  time  on or  prior  to  the  21st
                                               trading  day  preceding  the  maturity   date,  we  may
                                               irrevocably  elect to  satisfy  in cash our  conversion
                                               obligation with respect to the principal  amount of the
                                               notes to be converted  after the date of such election,
                                               with  any  remaining  amount  to be  satisfied,  at our
                                               option,  in  cash,  shares  of our  common  stock  or a
                                               combination   of   both.
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

-------------------------------------------------------------------------------------------------------
                                               See "Description of the Notes-Conversion of Notes-Right
                                               to   Irrevocably   Elect  Net  Share  Settlement   Upon
                                               Conversion."

                                               Except   as   described   in    "Description   of   the
                                               Notes-Conversion   of  Notes,"  upon  any   conversion,
                                               holders  will not receive  any  separate  cash  payment
                                               representing  accrued and unpaid interest or additional
                                               interest.

Provisional Redemption..................       We may not redeem the notes  prior to November 1, 2010.
                                               We may  redeem  some or all of the notes for cash on or
                                               after  November  1, 2010 and prior to November 1, 2012,
                                               at a redemption  price equal to 100% of their principal
                                               amount plus accrued and unpaid interest,  if any, if in
                                               the previous 30 consecutive  trading days ending on the
                                               trading  day  before  the  date of the  mailing  of the
                                               provisional  redemption  notice the closing  sale price
                                               of our  common  stock  exceeds  130% of the  conversion
                                               price for at least 20 trading  days.  See  "Description
                                               of the Notes-Redemption-Provisional Redemption."

Optional Redemption.....................       At any  time  on or  after  November  1,  2012,  we may
                                               redeem  some  or  all  of  the  notes  for  cash  at  a
                                               redemption  price equal to 100% of the principal amount
                                               of the notes, plus accrued and unpaid interest, if any.

Purchase at Holder's Option.............       You may  require us to  repurchase  some or all of your
                                               notes for cash  upon the  occurrence  of a  fundamental
                                               change and on each of November  1, 2012,  2015 and 2020
                                               at a price  equal to 100% of the  principal  amount  of
                                               the notes being  repurchased,  plus  accrued and unpaid
                                               interest,  if any, in each case.  See  "Description  of
                                               the  Notes-Repurchase of Notes at the Option of Holders
                                               Upon a  Fundamental  Change"  and  "Description  of the
                                               Notes-Repurchase at the Option of Holders."
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

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
Make-Whole Premium upon a                      If a  fundamental  change  occurs  prior to November 1,
Fundamental Change......................       2012,  we  will  pay  a  make-whole  premium  on  notes
                                               converted in connection  with such  fundamental  change
                                               as  described  below.  The  make-whole  premium will be
                                               payable in our common stock (or the consideration  into
                                               which our stock has been  exchanged) on the  conversion
                                               date for the notes  converted  in  connection  with the
                                               fundamental change.

                                               The amount of the make-whole  premium,  if any, will be
                                               based on our stock price and the effective  date of the
                                               fundamental   change.   A   description   of  how   the
                                               make-whole   premium  will  be  determined  and  tables
                                               showing  the  make-whole  premium  that would  apply at
                                               various stock prices and fundamental  change  effective
                                               dates based on assumed  interest and  conversion  rates
                                               are   set    forth    under    "Description    of   the
                                               Notes-Determination  of  the  Make-Whole  Premium."  No
                                               make-whole  premium  will be paid if the stock price on
                                               the effective  date of the  fundamental  change is less
                                               than the closing  sale price of our common stock on the
                                               date of pricing.

Sinking Fund............................       None.

No Proceeds.............................       We will not receive any  proceeds  from the sale by any
                                               selling  security  holder  of the  notes or our  common
                                               stock issuable upon conversion of the notes.

Registration Rights.....................       Under a registration  rights  agreement that we entered
                                               into with the initial  purchasers  in  connection  with
                                               the  initial  placement  of the notes,  we have filed a
                                               shelf registration  statement, of which this prospectus
                                               is a part,  with the SEC.  In the event that we fail to
                                               comply  with  certain  of  our  obligations  under  the
                                               registration  rights agreement,  we will be required to
                                               pay  additional  interest  to the holders of the notes.
                                               See "Description of the Notes-Registration Rights."

Trustee and Paying Agent................       The Bank of New York.

DTC Eligibility.........................       The  notes  were  issued  in  book-entry  form  and are
                                               represented   by   a   permanent   global   certificate
                                               deposited  with, or on behalf of, The Depository  Trust
                                               Company,  or  DTC,  and  registered  in the  name  of a
                                               nominee  of  DTC.  Beneficial  interests  in any of the
                                               notes are  shown on,  and  transfers  will be  effected
                                               only  through,   records   maintained  by  DTC  or  its
                                               nominee,  and any such  interest  may not be  exchanged
                                               for   certificated   securities,   except  in   limited
                                               circumstances.   See   "Description   of   the   Notes-
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

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
                                               Book-Entry Delivery and Form."

Listing and Trading.....................       Our  common  stock  is  listed  on the New  York  Stock
                                               Exchange  under the symbol "CHP." The notes will not be
                                               listed on any  securities  exchange  or included in any
                                               automated quotation system.

Governing Law...........................       The  indenture  and the  notes  are  governed  by,  and
                                               construed in accordance  with, the laws of the State of
                                               New York.
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

                                  Risk Factors

      See "Risk Factors" beginning on page 15 of this prospectus for a discussion of certain factors that you should carefully consider before investing in the notes or our common stock.

                                  RISK FACTORS

An investment in the notes and our common stock involves risks. You should carefully consider the following risks, as well as those risks discussed in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. If any of the following risks actually occurs, our business, and your investment in the notes or our common stock, could be negatively affected. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also negatively affect us and your investment in the notes or our common stock.

Risks Relating to the Notes and Our Common Stock

      The notes are unsecured and, therefore, are effectively subordinated to any of our secured indebtedness.

      The notes are not secured by any of our assets or those of our subsidiaries. As a result, the notes are effectively subordinated to our existing secured indebtedness, including obligations under our credit facilities, as well as any secured indebtedness that we may incur in the future. As of January 31, 2006, we had $58.1 million of secured indebtedness outstanding, excluding subsidiary secured indebtedness, all of which would have ranked effectively senior to the notes, to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our secured indebtedness may assert rights against the secured assets in order to receive full payment of their indebtedness before the assets may be used to pay the holders of the notes.

      The notes are structurally subordinated to indebtedness and liabilities of our subsidiaries.

      The notes initially are not guaranteed by any of our existing or future subsidiaries. We derive a substantial portion of our operating income from, and hold certain assets through, our subsidiaries. As a result, we are dependent upon distributions and advances from and repayment of advances to our subsidiaries in order to meet our payment obligations under the notes and our other obligations. In general, these subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on our debt securities, including the notes, or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. Our right to receive any assets of any subsidiary in the event of a bankruptcy or liquidation of the subsidiary, and therefore the right of our creditors to participate in those assets, is structurally subordinated to the claims of that subsidiary's creditors, including trade creditors, to the extent that we are not a creditor of such subsidiary. In addition, even where we are a creditor of a subsidiary, our rights as a creditor with respect to certain advances are subordinated to other indebtedness of that subsidiary, including secured indebtedness to the extent of the assets securing such indebtedness. As of January 31, 2006, our subsidiaries had total liabilities of approximately $114.0 million, excluding intercompany indebtedness.

      Our subsidiaries may not be able to make payments to us, which could cause us to be unable to service our indebtedness, including the notes.

      We derive a substantial portion of our operating income from our subsidiaries. An important source of cash to pay principal and interest on our indebtedness, including the notes, is from cash distributions, dividends and other payments from our subsidiaries. The payment of dividends by our subsidiaries is subject to the declaration of dividends by those subsidiaries' boards, and our subsidiaries are not obligated to pay dividends. Our subsidiaries' ability to make such payments may also be restricted by, among other things, applicable laws and regulations and future credit agreements into which our subsidiaries may enter.

      We have a substantial amount of indebtedness, which could adversely affect our financial performance and impact our ability to make payments on the notes.

      We have a substantial amount of debt, which requires significant interest and principal payments. As of January 31, 2006, we had $139.4 million of total debt outstanding. Subject to the limits contained in our debt instruments, we may be able to incur additional debt from time to time to finance working capital, capital expenditures, investments or acquisitions, or for other purposes. If we do so, the risks related to our high level of debt could intensify. Specifically, our high level of debt could have important consequences to the holders of the notes, including the following:

      o making it more difficult for us to satisfy our obligations with respect to the notes and our other debt;

      o limiting our ability to obtain additional financing to fund future working capital, capital expenditures, investments or acquisitions, plant rationalizations or other general corporate requirements;

      o requiring a substantial portion of our cash flows to be dedicated to debt service payments instead of other purposes;

      o     increasing  our   vulnerability  to  general  adverse  economic  and
            industry conditions;

      o limiting our flexibility in planning for and reacting to changes in the industries in which we compete;

      o placing us at a disadvantage compared to other, less leveraged competitors; and

      o     increasing our cost of borrowing.

      Rating agencies may provide unsolicited ratings on the notes that could reduce the market value or liquidity of the notes and our common stock.

     We have not requested a rating of the notes from any rating agency and the notes have not been, and we do not anticipate that the notes will be, rated. However, if one or more rating agencies rates the notes and assigns the notes a rating lower than the rating expected by investors, or reduces their rating in the future, the market price or liquidity of the notes and our common stock could be harmed.

      There is no public market for the notes, which could limit their market price or the ability to sell them for an amount equal to or higher than the price paid by buyers.

      There is no established trading market for the notes. Consequently, the notes will be relatively liquid, and you may be unable to sell your notes. We do not intend to apply for a listing of the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We cannot assure you that a market will develop for the notes or that you will be able to sell your notes. If any of the notes are traded after you purchase them, they may trade at a discount from your purchase price. Future trading prices of the notes will depend on many factors, including prevailing interest rates, the market for similar securities, the price of our underlying common stock, general economic conditions and our financial condition, performance and prospects. Certain of the initial purchasers have advised us that they intend to make a market in the notes, but they are not obligated to do so. The initial purchasers may terminate their market making activities at any time, in their sole discretion, which could negatively impact your ability to sell the notes or the prevailing market price at the time you choose to sell.

      We may not be able to repurchase the notes upon a fundamental change or upon the exercise of the holders' options to require us to repurchase the notes.

      Upon the occurrence of certain fundamental changes, you will have the right to require us to repurchase your notes at a purchase price in cash equal to 100% of the principal amount of your notes plus accrued and unpaid interest, if any. Any future credit agreement or other agreements relating to indebtedness to which we become a party may contain similar provisions. In the event that we experience a fundamental change that results in us having to repurchase the notes offered hereby or upon the exercise of the holders' options to require us to repurchase the notes, we may not have sufficient financial resources to satisfy all of our obligations under the notes and our other debt instruments. Our failure to make the fundamental change offer or to pay the fundamental change purchase price when due or to make payments upon the exercise of the holders' options to require us to repurchase the notes would result in a default under the indenture governing the notes. In addition, the fundamental change feature of the notes does not cover all corporate reorganizations, mergers or similar transactions and may not provide you with protection in a highly leveraged transaction. See "Description of the Notes-Repurchase of Notes at the Option of Holders Upon a Fundamental Change" and "Description of the Notes-Consolidation, Merger and Sale of Assets."

      The price of our common stock historically has been volatile, which may make it difficult for you to resell the notes or any common stock into which the notes are convertible and the issuance of substantial amounts of our common stock could adversely affect the price of our common stock and, thus, the price of the notes. Additionally, the price of our common stock will impact the price of the notes.

      Subject to certain conditions, the notes may be partially convertible into shares of our common stock and the number of shares into which the notes are converted may depend on the market price of our common stock. The market price of our common stock historically has experienced and may continue to experience high volatility, and the broader stock market has experienced significant price and volume fluctuations in recent years. This volatility has affected the market prices of securities issued by many companies for reasons unrelated to their operating performance and may adversely affect the price of our common stock. In addition, our announcements of our quarterly operating results or other company-specific events, changes in general conditions in the economy or the financial markets, changes in outlook, estimates or coverage of us by research analysts and other developments affecting us or our competitors could also cause the market price of our common stock to fluctuate substantially. The trading price of the notes has been and is expected to continue to be affected significantly by the price of our common stock.

      In addition, the issuance of substantial amounts of our common stock, including the common stock issuable upon conversion of the notes, could adversely impact its price. In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options and upon conversion of the notes. As of March 31, 2006, 3,587,688 shares of our common stock were reserved for issuance for outstanding stock options. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price of our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock.

      The price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that may develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading prices of the notes.

      Conversion of the notes may affect the trading price of our common stock.

      The conversion of some or all of the notes and any sales in the public market of our common stock issued upon such conversion could adversely affect the market price of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress our common stock price.

      Upon conversion of the notes, we will have the right to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of our common stock. Therefore, holders of the notes may receive no shares of our common stock or fewer shares than they may expect.

      To satisfy our conversion obligation to holders, we have the right to deliver, in lieu of shares of our common stock, cash or a combination of cash and shares of our common stock. If we elect not to settle in shares of our common stock, for example, we will deliver cash in an amount equal to the lesser of the principal amount of the note and the conversion value of the note and, to the extent the conversion value is greater than the principal amount of the note, the remainder of our conversion obligation can be satisfied in cash, shares of common stock or a combination of both. Accordingly, upon conversion of a note, holders may not receive any shares of common stock, or they might receive fewer shares of common stock than they may expect.

      Fraudulent transfer statutes may limit your rights as a noteholder.

      Federal or state fraudulent transfer laws permit a court, if it makes certain findings, to:

      o     avoid all or a portion of our obligations under the notes to you;

      o subordinate our obligations under the notes to you to our other existing and future indebtedness, entitling other creditors to be paid in full before any payment is made on the notes; and

      o     take  other  action   detrimental   to  you,   including,   in  some
            circumstances, invalidating the notes.

      If a court were to take any of those actions, you may never be repaid.

      Under federal and state fraudulent transfer laws, in order to take any of those actions, courts will typically need to find that, at the time the notes were issued, we:

      o issued the notes with the intent of hindering, delaying or defrauding current or future creditors, received less than fair consideration or reasonably equivalent value for incurring the indebtedness represented by the notes and were insolvent or were rendered insolvent by reason of the issuance of the notes;

      o were engaged, or about to engage, in a business or transaction for which our assets were unreasonably small; or

      o intended to incur, or believed (or should have believed) we would incur, debts beyond our ability to pay as such debts mature (as all of the foregoing terms are defined in or interpreted under such fraudulent transfer statutes).

      Different jurisdictions define "insolvency" differently. However, we generally would be considered insolvent at the time we incurred the indebtedness constituting the notes if (1) the fair market value (or fair saleable value) of our assets was less than the amount required to pay our total existing debts and liabilities (including the probable liability related to contingent liabilities) as they become absolute or matured or (2) we were incurring debts beyond our ability to pay as such debts mature. We cannot assure you as to what standard a court would apply in order to determine whether we were "insolvent" as of the date the notes were issued, and, regardless of the method of valuation, a court may determine that we were insolvent on that date. Moreover, a court may determine, regardless of whether we were insolvent on the date the notes were issued, that the payments constituted fraudulent transfers on another ground.

      If you hold notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

      You will have rights with respect to our common stock only if and when we deliver shares of common stock to you upon conversion of your notes and, in limited cases, under the conversion rate adjustments applicable to the notes. For example, in the event that an amendment is proposed to our articles of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of common stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock. Similarly, if we declare a dividend, you will only be entitled to the conversion rate adjustment, if any, provided for under "Description of the Notes-Conversion of Notes-Conversion Rate Adjustments."

      Certain   provisions  of  our  certificate  of   incorporation,   by-laws,
stockholder rights plan and the Delaware General Corporation Law may have possible anti-takeover effects.

      Some of the provisions of our stockholder rights plan, certificate of incorporation, by-laws and Delaware law could discourage, delay or prevent an acquisition of our business at a premium price. The provisions:

      o permit the board of directors to increase its own size and fill the resulting vacancies;

      o under our stockholder rights plan, upon the occurrence of certain events involving a hostile takeover of us, unless our board of directors acts otherwise, grant to each holder of a right, other than rights beneficially owned by the acquiring company, the right to receive upon exercise: (i) that number of shares of our common stock having a market value equal to two times the purchase price of the right or (ii) that number of shares of common stock of the acquiring company that at the time of the transaction has a market value of two times the exercise price of the right.

      In addition, Section 203 of the Delaware General Corporation Law imposes restrictions on mergers and other business combinations between us and any holder of 15% or more of our common stock.

      You should consider the U.S. federal income tax consequences of owning the notes.

      Investors should be aware that the conversion of notes into either cash only or a combination of cash and common stock may be fully taxable at the time of such conversion (or subject to alternative treatment different from that of conventional convertible debt instruments). These consequences may be materially different from the consequences that may be expected by investors in considering other convertible debt investments. Investors considering the purchase of notes are urged to consult with their own tax advisors concerning such consequences and the potential impact in their particular circumstances. The material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes are summarized in this prospectus under the heading "Certain United States Federal Income Tax Considerations."

      The contingent conversion features of the notes could result in your receiving less than the value of the common stock into which the notes are convertible.

      The notes are convertible into common stock only if specified conditions are met. If the specific conditions for conversion are not met, you may not be able to receive the value of our common stock into which the notes would otherwise be convertible. Therefore, you may not be able to realize the appreciation, if any, in the value of our common stock after the issuance of the notes.

      The notes are not protected by restrictive covenants.

      The indenture governing the notes does not contain any financial or operating controls or restrictions on the payment of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. For example, the indenture does not restrict our ability in the future to enter into additional credit facilities that may be secured and accordingly effectively senior to the notes. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a change in control involving us, except to the extent described under "Description of the Notes."

Risks Relating to Our Business

      Fluctuations in prices and availability of raw materials, particularly lead, could increase our costs or cause delays in shipments, which would adversely impact our results of operations.

      Our operating results could be adversely affected by increases in the cost of raw materials, particularly lead, the primary component cost of our battery products, or other product parts or components. Lead represented approximately 20% of our consolidated cost of sales for fiscal year 2006. Lead market prices averaged $0.22 per pound in fiscal year 2002, $0.20 per pound in fiscal year 2003, $0.25 per pound in fiscal year 2004, $0.41 per pound in fiscal year 2005 and $0.45 per pound in fiscal year 2006. Lead traded as high as $0.657 per pound on February 2, 2006. The increase in lead market price has negatively impacted our financial results in recent periods. We historically have not been able to fully offset the effects of higher costs of raw materials through price increases to customers or by way of productivity improvements. A significant increase in the price of one or more raw materials, parts or components could have a material adverse effect on our results of operations. Additionally, we have recently instituted a lead hedging policy to mitigate our exposure to volatility in the price of lead. To the extent lead market prices decline in the future, we may be obligated to purchase a portion of our lead requirements at higher prices than are then available in the market.

      Our ability to meet customer demand depends, in part, on our ability to obtain timely and adequate supply and delivery of raw materials, including lead, and other product parts or components from our suppliers or from internal manufacturing capacity. Although we work closely with both our internal and external suppliers (and, as to the continuing availability of lead, our industry associations) to avoid encountering unavailability or shortages, we may encounter them in the future. The cessation, reduction or interruption of supply of raw materials, product parts or components could have a material adverse effect on our operations. The loss of a key supplier or the inability to obtain certain key products or components could cause delays or reductions in shipments of our products, which could negatively affect customer satisfaction, thereby reducing our revenues, or could increase our costs.

      Lack of successful integration of acquired businesses or difficulties in making acquisitions or forming strategic alliances could hinder our ability to implement our business strategies.

      In addition to our recent acquisitions of Celab, Datel and CPS during fiscal year 2005, we may continue to make acquisitions, and in the future, may make divestitures and form strategic alliances, which may not be completed or be beneficial to us. Acquisitions present significant challenges and risks relating to the integration of the acquired business into our company, including substantial management time and financial and other resources, and we may not manage acquisitions successfully. Our success in realizing the expected benefits from recent and any future acquisitions depends on a number of factors, including retaining or hiring local management personnel, successful integration of the operations, information technology (IT) systems, customers, vendors and partner relationships of the acquired companies and our ability to devote capital and management attention to the newly acquired companies in light of other operational needs. In addition, the integration of the sales, accounting and research and development personnel across several geographic areas is important to the success of our strategy. Our efforts to implement our strategy could be affected by a number of factors beyond our control, such as increased competition and general economic conditions in the countries where newly acquired companies operate. Any failure to effectively implement our strategy could have a material adverse effect on our results of operations.

      Restrictive loan covenants associated with our other indebtedness may impact our ability to operate our business and to pursue our business strategies, and our failure to comply with these covenants could result in an acceleration of our indebtedness.

      Our $75,000,000 principal amount Line of Credit Facility (Credit Facility) and $50,000,000 Term Loan facility (Term Loan), as well as the indenture governing our 5.25% Convertible Senior Notes Due 2025 (Notes) contain certain covenants that restrict our ability to finance future operations or capital needs, to respond to changing business and economic conditions or to engage in other transactions or business activities that may be important to our growth strategy or otherwise important to us. The Credit Facility, Term Loan and the indenture governing our Notes restrict, among other things, our ability and the ability of our subsidiaries to:

            o incur additional indebtedness or enter into sale and leaseback transactions;

            o pay dividends or make distributions on our capital stock or certain other restricted payments or investments;

            o     purchase or redeem stock;

            o     issue stock of our subsidiaries;

            o     make investments and extend credit;

            o     engage in transactions with affiliates;

            o     transfer and sell assets;

            o effect a consolidation or merger or sell, transfer, lease or otherwise dispose of all or substantially all of our assets; and

            o     create liens on our assets to secure debt.

      Our liquidity derived from the Credit Facility is based on availability determined by a borrowing base. The availability is calculated monthly and is dependent upon our eligible receivables, inventory and certain equipment. There can be no assurance that we will maintain adequate levels of eligible assets to support our required liquidity.

      In addition, our Credit Facility and Term Loan require us to meet certain financial ratios. Our ability to comply with these provisions may be affected by events beyond our control, and we may not be able to meet the financial ratios. Rising prices of lead and other commodities and other circumstances have resulted in us recently obtaining an amendment to our financial covenants.

      Any breach of the covenants in our Credit Facility, Term Loan or the indenture governing our Notes could cause a default under our Credit Facility and other debt (including the Term Loan and the Notes), which would restrict our ability to borrow under our Credit Facility, thereby significantly impacting our liquidity. If there were an event of default under any of our debt instruments that was not cured or waived, the holders of the defaulted debt could cause all amounts outstanding with respect to the debt instrument to be due and payable immediately. Our assets and cash flow may not be sufficient to fully repay borrowings under our outstanding debt instruments if accelerated upon an event of default. If, as or when required, we are unable to repay, refinance or restructure our indebtedness under, or amend the covenants contained in, our Credit Facility or Term Loan, the lenders under our Credit Facility or Term Loan could institute foreclosure proceedings against the assets securing borrowings under those facilities.

      We may face  additional  impairment  charges if economic  environments  in
which  our  businesses  operate  and  key  economic  and  business   assumptions
substantially change.

      Assessment of the potential impairment of property, plant and equipment, goodwill and other identifiable intangible assets is an integral part of our normal ongoing review of operations. Testing for potential impairment of long-lived assets is dependent on numerous assumptions and reflects our best estimates at a particular point in time, which may vary from testing date to testing date. The economic environments in which our businesses operate and key economic and business assumptions with respect to projected product selling prices and materials costs, market growth and inflation rates, can significantly affect the outcome of impairment tests. Estimates based on these assumptions may differ significantly from actual results. Changes in factors and assumptions used in assessing potential impairments can have a significant impact on both the existence and magnitude of impairments, as well as the time at which such impairments are recognized. Future changes in the economic environment and the economic outlook for the assets being evaluated could also result in additional impairment charges. Any significant impairments would adversely impact our financial results.

      Adverse economic or market changes in certain market sectors in which we conduct business could impact our results of operations.

      Our results of operations could be adversely affected by conditions in the domestic and global economies or the markets in which we conduct business, such as telecommunications, UPS, cable television, switchgear and control, material handling and military. Our products are principally used in connection with the telecommunications and IT industries. Weakness in these markets, such as a decline in consumer and business expenditures for IT and telecommunications may lead to a decrease in the demand for our equipment or the prices that we can charge. Any such decrease could adversely affect our operating results by decreasing revenues and gross profit margins. For example, there were significant declines in corporate telecommunications and IT capital expenditures in recent years, and this negatively affected our results of operations.

      We are subject to pricing pressure from our larger customers.

      We face significant pricing pressures in all of our business segments from our larger customers. Because of their purchasing size, our larger customers can influence market participants to compete on price terms. Such customers also use their buying power to negotiate lower prices. If we are not able to offset pricing reductions resulting from these pressures by improved operating efficiencies and reduced expenditures, those price reductions may have an adverse impact on our financial results.

      We operate in extremely competitive industries and are subject to continual pricing pressure.

      We compete with a number of major domestic and international manufacturers and distributors of electrical storage and power conversion products, as well as a large number of smaller, regional competitors. Due to excess capacity in some sectors of our industries, consolidation and the financial difficulties being experienced by several of our competitors, we have faced continual and significant pricing pressures. These pricing pressures may prevent us from fully recovering increased costs we might incur. We anticipate heightened competitive pricing pressure as Chinese and other foreign producers, who are able to employ labor at significantly lower costs than producers in the U.S. and Western Europe, expand their export capacity and increase their marketing presence in our major U.S. and European markets. Several of our competitors have stronger technical, marketing, sales, manufacturing, distribution and other resources, as well as more significant name recognition and established positions in the market and longer-standing relationships with OEMs and other customers than we do. In addition, certain of our competitors own lead smelting facilities which, during periods of lead cost increases or price volatility, may provide a competitive pricing advantage and reduce their exposure to volatile raw material costs. Our ability to maintain and improve our competitive position has depended, and continues to depend, on our ability to control and reduce our costs in the face of these pressures.

      Difficulties or delays in product development would hinder our financial performance.

      Our financial performance and our ability to compete are largely dependent on our ability to renew our pipeline of new products and to bring these products to market, including introducing viable new products; successfully completing research and development projects or integrating or otherwise capitalizing upon purchased or licensed technology; obtaining adequate intellectual property protection; maintaining or improving product quality or reducing product costs through continued product engineering; and utilizing or gaining market acceptance of new products. To the extent our research and development initiatives are unsuccessful in one or more of these pursuits, the market does not accept our new or improved products or our sales force is unsuccessful in marketing such products, our financial results will be negatively impacted. In addition, industry standards, customer expectations, new technologies or other products may emerge that could render one or more of our products less desirable or obsolete. Our financial performance could also be affected by competitive products and technologies.

      We are subject to risks associated with our foreign operations.

      We have operations in Canada, China, England, Germany, Japan and Mexico, either directly or through joint ventures. For fiscal year 2006, sales outside of the U.S. accounted for approximately 33% of our net sales. In our financial statements, we translate local currency financial results into United States dollars based on average exchange rates prevailing during a reporting period. Our most significant foreign currency exposures are to the Canadian dollar, the British pound and the euro. During times of a strengthening United States dollar, our reported international revenue and earnings will be reduced because the local currency will translate into fewer United States dollars, in spite of our efforts to hedge against currency risk exposures. In addition, we may face restrictions on our ability to repatriate funds from our international operations.

      Foreign operations are subject to risks that can materially increase the cost of operating in foreign countries and thereby may reduce our overall profitability. These risks include, but are not limited to:

      o     currency exchange rate fluctuations;

      o increases in foreign tax rates and foreign earnings potentially being subject to withholding requirements or the imposition of tariffs, exchange controls or other restrictions;

      o general economic and political conditions in countries where we operate and/or sell our products, including inflation;

      o the difficulties associated with managing an organization spread throughout various countries;

      o     required  compliance with a variety of foreign laws and regulations;
            and

      o limited protection of intellectual property in certain foreign jurisdictions.

      We are subject to risks associated with our operations in China.

      A substantial amount of our materials sourcing originates in China. Enforcement of existing laws or contracts based on existing Chinese law may be uncertain and sporadic, and it may be difficult to obtain swift and equitable enforcement or to obtain enforcement of a judgment by a court of another jurisdiction in China. The relative inexperience of China's judiciary in many cases creates additional uncertainty as to the outcome of any litigation. In addition, interpretation of statutes and regulations may be subject to government policies reflecting domestic political changes.

      Furthermore, many of our products are manufactured in China and must be shipped into the U.S. and Europe. When they enter the U.S. or Europe, these products may be subject to import quotas, import duties and other restrictions. Any inability to import these products into the U.S. or Europe, and any tariffs we may be required to pay with respect to these products may have a material adverse impact on our business and results of operations. Additionally, if the Chinese government decides to significantly revalue the Yuan, such an action could adversely impact our business and financial results.

      Delays in the relocation of our Shanghai facility or the failure to complete that relocation may adversely affect our business and results of operations.

      The Chinese government has notified our joint venture that it is required to relocate our Shanghai facility, for which the Chinese government has paid the joint venture approximately $15.5 million to effect the relocation and the construction of a new facility with an additional $1.7 million payable by the Chinese government upon the transfer of the Shanghai facility to the Chinese government on or about January 2007. We anticipate commencing production in the new facility in the fourth quarter of fiscal year 2007. Delays in or failure to complete the relocation and construction of the new facility may inhibit our ability to complete orders and deliver products to our customers, and a failure to complete the relocation would require us to move production of some products to other facilities, which would adversely impact our operations and hinder our growth. Also, this relocation will require us to build up higher levels of inventory to enable us to continue to satisfy customer demand during the transition period, which will require a higher investment in working capital and affect our financial position.

      Our worldwide operations could be adversely impacted by political, economic and social changes, or acts of terrorism or war.

      We operate worldwide and for fiscal year 2006 sales outside of the U.S. accounted for approximately 33% of our net sales. Changes in the laws or policies of governmental and quasi-governmental agencies, as well as social and economic conditions, in the countries in which we operate (including the United States) could affect our business and our results of operations. In addition, economic factors (including inflation and fluctuations in interest rates and foreign currency exchange rates) and competitive factors (such as price competition and business combinations or reorganizations of competitors) or a decline in industry sales or cancelled or delayed orders due to economic weakness or changes in economic conditions, either in the United States or other countries in which we conduct business, could negatively affect our results of operations.

      Terrorist acts or acts of war, whether in the United States or abroad, could cause damage or disruption to our operations, our suppliers, channels to market or customers, or could cause costs to increase, or create political or economic instability, any of which could have a material adverse effect on our results of operations.

      We are reliant on third parties whose operations are outside our control.

      We rely on arrangements with third-party shippers and carriers such as independent shipping companies for timely delivery of our products to our customers. As a result, we may be subject to carrier disruptions and increased costs due to factors that are beyond our control, including labor strikes, inclement weather, natural disasters and rapidly increasing fuel costs. If the services of any of these third parties become unsatisfactory, we may experience delays in meeting our customers' product demands and we may not be able to find a suitable replacement on a timely basis or on commercially reasonable terms. Any failure to deliver products to our customers in a timely and accurate manner may damage our reputation and could cause us to lose customers.

      We also utilize third party distributors and manufacturers' representatives to sell, install and service certain of our products. While we are selective in whom we choose to represent us, it is difficult for us to ensure that our distributors and manufacturers' representatives consistently act in accordance with the standards we set for them. To the extent any of our end-customers have negative experiences with any of our distributors or manufacturers' representatives, it could reflect poorly on us and damage our reputation, thereby negatively impacting our financial results.

      We also utilize contract manufacturers to manufacture certain of our Power Electronics products. In some instances we are contractually obligated to use a contract manufacturer for production of specific products for which we have supply agreements at contractual rates. To the extent our manufacturing partners have issues with product quality or timely delivery of products, it could impair our relationships with our customers. Additionally, certain of our manufacturing agreements may not provide us with sufficient flexibility to negotiate pricing or to secure for ourselves some of the inputs for our products, which could result in higher manufacturing costs. Any of these factors could impair our financial results by reducing future revenue or increasing costs.

      Maintaining our manufacturing operations requires significant capital expenditures, and our inability or failure to maintain our operations would have a material adverse impact on our market share and ability to generate revenue.

      We had capital expenditures of approximately $8.8 million and $11.9 million in fiscal years 2006 and 2005, respectively. We expect to spend approximately 2% to 3% of future revenues on capital expenditures in future periods excluding construction of any new manufacturing facilities. We may incur significant additional capital expenditures as a result of unanticipated expenses, regulatory changes and other events that impact our business. If we are unable or fail to adequately maintain our manufacturing capacity or quality control processes, we could lose customers and there could be a material adverse impact on our market share and our ability to generate revenue.

      Our productivity initiatives, including rationalizations, relocations or consolidations may not be sufficiently effective to improve our financial performance or generate desired cost savings.

      We have undertaken and may continue to undertake productivity initiatives, including, among others, reorganizations, including the shut down or sale of portions of our business, and facility rationalizations to improve performance or generate cost savings. In addition, we may from time to time relocate or consolidate one or more of our operations. We may not realize any planned performance improvements or cost savings from such activities and delays or other interruptions in production or delivery of products may occur as the result of any rationalization, relocation or consolidation. A rationalization, relocation or consolidation could also cause asset impairments and/or trigger environmental remediation obligations. Further, these initiatives may not be completed or be beneficial to us.

      Firmwide, we are placing renewed emphasis on improving the quality of the products we manufacture and on more timely delivery of our products. In Motive Power in particular, we are working to improve our product portfolio, our manufacturing processes and our sales channels including our relationships with manufacturers' representatives and truck dealers. In Power Electronics, we are working to improve our product fulfillment process and to more tightly integrate our various operations to achieve desired revenue and expense synergies. Additionally, we continue to work to optimize our manufacturing portfolio by transitioning capacity to lower-cost regions and by selectively using contract manufacturers for certain of our Power Electronics products. To the extent management is unsuccessful at achieving the goals of any or all of these initiatives, we will not be able to achieve our anticipated operating results.

      Our new management team may not be able to successfully grow and manage all businesses.

      We believe that due to the challenges of growing our company, the quality of our executive officers and their ability to work effectively together as a management team will be key to our success. We recently hired a new President and Chief Executive Officer, Jeffrey A. Graves, a new Vice President, General Counsel and Corporate Secretary, James D. Dee, a new Vice President and General Manager of our Power Electronics division, William E. Bachrach, a new Vice President and Chief Financial Officer, Ian J. Harvie, and a new Vice President of Human Resources, Debora M. Castle. The Company is currently undertaking a search for a new Vice President and General Manager of the

Motive Power and Standby Power divisions. This new management team may not be effective in attaining our business goals and may not fulfill our expectations regarding our operations.

      Costs of complying with environmental laws and regulations and liabilities that we may incur from fines and penalties, in the United States and internationally, could adversely impact our financial results and condition.

      Our facilities are subject to a broad array of environmental laws and regulations. The costs of complying with complex environmental laws and regulations, as well as participation in voluntary programs, are significant and will continue to be so for the foreseeable future. We are also subject to potentially significant fines and penalties for non-compliance with applicable laws and regulations. Our accruals for such costs and liabilities may not be adequate since the estimates on which the accruals are based depend on a number of factors including, but not limited to, the nature of the problem, the complexity of the issues, the nature of the remedy, the outcome of discussions with regulatory agencies and/or the government or third parties and, as applicable, other PRPs at multiparty sites, the number and financial viability of other PRPs and risks associated with litigation. These costs and liabilities could adversely impact our financial results and condition.

      In response to the European Union's "Restriction on Use of Hazardous Substances in Electrical and Electronic Equipment," we established a schedule for compliance for our Power Electronics division . We will continue to strive for elimination of, and seek to have our component part suppliers eliminate, prohibited hazardous substances consistent with legislative requirements. We will continue to actively monitor decisions around environmental legislation and align our compliance with those decisions and the needs of our customers. These efforts may not be successful or completed on a timely basis, the failure of either of which could have an adverse effect on our results of operations.

      Our results may be adversely impacted by customers that become insolvent or bankrupt.

      We are exposed to the credit risk of our customers, including risk of insolvency and bankruptcy. Although we have programs in place to monitor and mitigate the associated risk, such programs may not be effective in reducing our credit risks or risks associated with potential bankruptcy of our customers. To the extent one or more of our customers becomes insolvent or seeks protection from its creditors, we may not be able to collect money due to us and we could incur write-downs to our accounts receivable balances. Additionally, the loss of such customers could negatively impact our financial performance in future periods.

      Pending or future litigation could impact our financial results and condition.

      Our business, results of operations and financial condition could be affected by significant pending and future litigation or claims adverse to us. Types of potential litigation cases include: product liability, contract, employment-related, labor relations, personal injury or property damage, intellectual property, stockholder claims and claims arising from any injury or damage to persons, property or the environment from hazardous substances used, generated or disposed of in the conduct of our business (or that of a predecessor to the extent we are not indemnified for those liabilities).

      Our domestic business operations are dependent upon our ability to engage in successful collective bargaining with our unionized workforce.

      Currently, approximately 30% of our workforce is unionized, and we engage in collective bargaining negotiations with the unions that represent them. If we are unable to reach agreement with any of our unionized work groups in future negotiations regarding the terms of their collective bargaining agreements, or if additional segments of our workforce become unionized, we may be subject to work interruptions or stoppages. Strikes or labor disputes with our employees may adversely affect our ability to conduct our business.

      A change in our product mix may cause our results of operations to differ substantially from the anticipated results in any particular period.

      Our overall profitability may not meet expectations if our products, customers or geographic mix are substantially different than anticipated. Our profit margins vary among products, customers and geographic markets. Consequently, if our mix of any of these is substantially different from what is anticipated in any particular period, our profitability could be lower than anticipated.

      Consolidation of existing enterprise resource planning systems could adversely affect our operations.

      We are evaluating consolidating our operations into fewer enterprise resource planning (ERP) systems in certain locations to integrate the separate systems of businesses that we recently acquired. An ERP system automates various business tasks including accounting, distribution and sales. Successful implementation of any consolidation will be critical to our cost reduction initiatives and to our ability to comply with the financial reporting and compliance obligations of a public company. Such processes will significantly affect many aspects of our business, including our accounting, operations, purchasing, sales, marketing, and administrative functions, and could disrupt our business, distract management and increase our costs. Our plans may require further modification and user training in order to properly handle all of the different accounting requirements of the countries in which we operate. If we were to experience difficulties or delays in any implementation efforts from this consolidation, our ability to provide products to our customers on a timely basis could be adversely affected, which would harm our operating results and relationships with our customers. Additionally, any integration difficulties or delays could adversely affect the processing and reporting of our accounting and financial results. We may not be able to correct any such difficulties or problems on a timely basis.

      If customers fail to renew supply agreements on terms as favorable to us as existing agreements, our financial results could be adversely impacted.

      We supply products to certain of our customers pursuant to time-limited supply agreements. These contracts may not be renewed or, if renewed, they may not be renewed on as favorable terms to us as existing agreements, which could adversely impact our financial results.

      We may not be able to adequately protect our proprietary intellectual property and technology.

      We rely on a combination of copyright, trademark, patent and trade secret laws, non-disclosure agreements and other confidentiality procedures and contractual provisions to establish, protect and maintain our proprietary intellectual property and technology and other confidential information. Despite our efforts to protect our proprietary intellectual property and technology and other confidential information, unauthorized parties may attempt to copy or otherwise obtain and use our intellectual property and proprietary technologies, which could adversely impact our competitive position and therefore our business operations and financial results.

                 RATIO OF EARNINGS (DEFICIENCY) TO FIXED CHARGES
                                   (Unaudited)

(In thousands, except ratio)

                                                  Fiscal year ended January 31,
                                      2002        2003        2004        2005        2006
                                    --------------------------------------------------------
Earnings (Deficiency)               $ 68,794    $ 34,575    $ 26,928    $(73,511)   $(35,001)
                                    --------------------------------------------------------

Interest expense                       7,815       4,363       1,764       5,535      10,941
Rentals                                1,499       1,301       1,233       1,652       2,079
                                    --------------------------------------------------------
Total fixed charges                 $  9,314    $  5,664    $  2,997    $  7,187    $ 13,020
                                    --------------------------------------------------------

Ratio of earnings (deficiency) to
fixed charges                           7.39        6.10        8.98         (A)         (A)
                                    ========================================================

(A) Due to the Company's losses in the fiscal year ended January 31, 2005 and 2006, the ratio for these periods was less than 1:1. The Company would have had to generate additional earnings of $80,698 and $48,021, respectively, to achieve a coverage ratio of 1:1.

      The ratios were computed by dividing earnings by fixed charges. For this purpose, "earnings" represent the aggregate of (a) pre-tax income from continuing operations before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, (b) fixed charges, (c) amortization of capitalized interest, (d) distributed income of equity investees and (e) our share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges, net of (a) interest capitalized and (b) the minority interest in pre-tax income of subsidiaries that have not incurred fixed charges. "Fixed charges" represent the sum of (a) interest expensed and capitalized, (b) amortized premiums, discounts and capitalized expenses related to indebtedness and (c) an estimate of the interest within rental expense.

                 PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

      As of March 31, 2006, there were 25,528,926 shares of our common stock issued and outstanding, held by 64 holders of record. Our common stock is traded on the NYSE under the symbol "CHP".

      The following table sets forth, for the periods indicated, the high and low sales price for shares of our common stock, as reported on the New York Stock Exchange. The closing sales price of our common stock on the New York Stock Exchange on April 10, 2006 was $9.13 per share.

Price Ranges

                                                                Price Ranges
                                                            --------------------
                                                              High        Low
                                                            --------    --------
2006
     Fourth Quarter.....................................     $10.42      $ 6.80
     Third Quarter......................................     $11.75      $ 8.50
     Second Quarter.....................................     $10.70      $ 6.16
     First Quarter......................................     $15.23      $ 6.79
2005
     Fourth Quarter.....................................     $19.55      $14.36
     Third Quarter......................................     $20.26      $13.64
     Second Quarter.....................................     $18.20      $13.55
     First Quarter......................................     $20.86      $14.59

      We began paying cash dividends on our Common Stock in April 1987. For the fiscal years ended January 31, 2006 and 2005, we declared dividends per share as follows:

    Fiscal Year     1st Quarter      2nd Quarter     3rd Quarter     4th Quarter
    -----------     -----------      -----------     -----------     -----------
       2006          $ 0.01375        $ 0.01375       $ 0.01375       $ 0.01375
       2005          $ 0.01375        $ 0.02750       $ --            $ 0.01375

      Our existing credit facilities permit dividends to be paid on our common stock in amounts and manner consistent with our recent practices provided there is no event of default and the excess availability as defined under these facilities is at least $30,000,000 for thirty consecutive days prior to the dividend payment. We expect that any additional credit facility into which we may enter will contain comparable provisions. Our agreements limit restricted payments including dividends and treasury stock purchases to no more than $250,000 for treasury stock in any one calendar year and $1,750,000 for dividends in any one calendar year subject to adjustments of up to $400,000 per year in the case of the conversion of debt to stock per the terms of the Notes.

      We cannot assure you that we will continue to pay dividends with respect to any future quarter or, if we pay dividends, the amount of the dividends. Any future determination to pay dividends will be at the discretion of our board of directors and will be dependent upon our results of operations and cash flows, our financial position and capital requirements, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends and any other factors that our board of directors deems relevant.

                                   NO PROCEEDS

      The securities to be offered and sold using this prospectus will be offered and sold by the selling security holders named in this prospectus or in any supplement to this prospectus. We will not receive any proceeds from the sale of securities or conversion of the notes. The shares of our common stock offered by this prospectus are those shares issuable upon conversion of the notes.

                            SELLING SECURITY HOLDERS

      On November 21, 2005, we issued and sold $75,000,000 aggregate principal amount of the notes in a private placement to Credit Suisse First Boston LLC and Wachovia Capital Markets, LLC (which we sometimes refer to as the "initial purchasers" in this prospectus). The initial purchasers have advised us that they resold all of the notes in transactions exempt from the registration requirements of the Securities Act, to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A. The selling security holders, which term includes their transferees, pledgees, donees and successors, may from time to time offer and sell pursuant to this prospectus any and all of the notes and the shares of our common stock issuable upon conversion of the notes.

      The notes and shares of our common stock to be issued upon conversion of the notes are being registered pursuant to a registration rights agreement between us and the initial purchasers. In that agreement, we undertook to file a registration statement with regard to the notes and shares of our common stock issuable upon conversion of the notes and, subject to certain exceptions, to keep that registration statement effective for up to two years. The registration statement to which this prospectus relates is intended to satisfy our obligations under that agreement.

      The selling security holders named below have advised us that they currently intend to sell the notes and shares of our common stock set forth below pursuant to this prospectus. Additional selling security holders may choose to sell notes and shares of our common stock from time to time upon notice to us. Except as noted in the table below, the selling security holders named below have not, within the past three years, held any position, office or other material relationship with us or any of our predecessors or affiliates.

      Unless the securities were purchased pursuant to this registration statement, before a security holder not named below may use this prospectus in connection with an offering of securities, this prospectus will be amended to include the name and amount of notes and common stock beneficially owned by the selling security holder and the amount of notes and common stock to be offered. Any amended prospectus will also disclose whether any selling security holder selling in connection with that amended prospectus has held any position, office or other material relationship with us or any of our predecessors or affiliates during the three years prior to the date of the amended prospectus.

      The following table is based solely on information provided by the selling security holders. This information represents the most current information provided to us, as of April 12, 2006, by the selling security holders.

                                                                               Number of          Number of         Number of
                            Amount          Percentage                         Shares of          Shares of         Shares of
                           of Notes          of Notes        Amount of        Common Stock       Common Stock      Common Stock
                         Beneficially      Beneficially     Notes to be       Beneficially       that may be     Upon Completion
   Name of Holder           Owned             Owned         Sold ($)(1)         Owned(2)           Sold (2)       of Offering(1)
--------------------    --------------    --------------   -------------     --------------     --------------  -----------------
Acuity Master            $ 1,000,000           1.33%        $ 1,000,000          118,063             118,063                0
Fund, Ltd.

Alpine                     2,809,000           3.75%          2,809,000          331,641             331,641                0
Associates(3)

Alpine Partners,             382,000              *             382,000           45,100              45,100                0
L.P.(3)

Amaranth LLC(4)           12,000,000             16%         12,000,000        1,416,765           1,416,765                0

American Investors           700,000              *             700,000           82,644              82,644                0
Life Insurance
Company

Argent Classic               410,000              *             410,000           48,406              48,406                0
Convertible
Arbitrage Fund L.P.

Argent Classic               110,000              *             110,000           12,987              12,987                0
Convertible
Arbitrage Fund II,
L.P.

Bancroft                   1,000,000           1.33%          1,000,000          118,063             118,063                0
Convertible Fund,
Inc.

Chrysler                   1,830,000           2.44%          1,830,000          216,056             216,056                0
Corporation Master
Retirement Trust(4)

Credit Suisse              4,550,000           6.06%          4,550,000          537,190             537,190                0
Securities LLC (3)

CSS, LLC                   1,000,000           1.33%          1,000,000          118,063             118,063                0

DBAG London(4)            18,910,000          25.21%         18,910,000        2,232,586           2,232,586                0

Delaware Public              780,000           1.04%            780,000           92,089              92,089                0
Employees
Retirement
System(4)

Delta Air Lines              555,000              *             555,000           65,525              65,525                0
Master Trust -
CV(4)

Delta Pilots                 305,000              *             305,000           36,009              36,009                0
Disability &
Survivorship Trust
- CV(4)

Ellington Overseas         1,000,000           1.33%          1,000,000          118,063             118,063                0
Partners, LTD

Ellsworth                  1,000,000           1.33%          1,000,000          118,063             118,063                0
Convertible Growth
and Income Fund,
Inc.

F.M. Kirby                   465,000              *             465,000           54,899              54,899                0
Foundation, Inc.(4)

Guggenheim                   500,000              *             500,000           59,031              59,031                0
Portfolio Company
XXXI, LLC

HFR RVA Combined             210,000              *             210,000           24,793              24,793                0
Master Trust

Inflective                 2,800,000           3.73%          2,800,000          330,578             330,578                0
Convertible
Opportunity Fund
Limited

Inflective                   900,000              1.2%          900,000          106,257             106,257                0
Convertible
Opportunity Fund
I, L.P.

Institutional                700,000                *           700,000           82,644              82,644                0
Benchmark Series
LTD - Ivan
Segregated Account

International                240,000                *           240,000           28,335              28,335                0
Truck & Engine
Corporation
Non-Contributory
Retirement Plan
Trust(4)

International                145,000                *           145,000           17,119              17,119                0
Truck & Engine
Corporation
Retiree Health
Benefit Trust(4)

International                130,000                *           130,000           15,348              15,348                0
Truck & Engine
Corporation
Retirement Plan
for Salaried
Employees Trust(4)

Lyxor/Inflective           1,100,000             1.47%        1,100,000          129,870             129,870                0
Convertible
Opportunity Fund,
LTD

McMahan Securities           260,000                *           260,000           30,696              30,696                0
Co., L.P.(3)

Microsoft Capital            390,000                *           390,000           46,044              46,044                0
Group, L.P.(4)

Nomura Securities          1,000,000             1.33%        1,000,000          118,063             118,063                0
International,
Inc.(3)

OCM Convertible              965,000             1.29%          965,000          113,931             113,931                0
Trust (4)

OCM Global                   155,000                *           155,000           18,299              18,299                0
Convertible
Securities Fund(4)

Partner                      545,000                *           545,000           64,344              64,344                0
Reinsurance
Company Ltd.(4)

Qwest Occupational           245,000                *           245,000           28,925              28,925                0
Health Trust(4)

Qwest Pension                585,000                *           585,000           69,067              69,067                0
Trust(4)

The St. Paul                 865,000             1.15%          865,000          102,125             102,125                0
Travelers
Companies, Inc. -
Commercial Lines(4)

UnumProvident                305,000                *           305,000           36,009              36,009                0
Corporation(4)

Vanguard                   3,965,000             5.29%        3,965,000          468,122             468,122                0
Convertible
Securities Fund,
Inc.(4)

Vicis Capital              1,750,000             2.33%        1,750,000          206,611             206,611                0
Master Fund

Virginia                   1,530,000             2.04%        1,530,000          180,637             180,637                0
Retirement
System(4)

Whitebox                   3,540,000             4.72%        3,540,000          417,945             417,945                0
Convertible
Arbitrage Partners
LP

Whitebox                     750,000             1.00%          750,000           88,547              88,547                0
Diversified
Convertible
Arbitrage Partners
LP

Xavex Convertible            230,000                *           230,000           27,154              27,154                0
Arbitrage 10 Fund

Any other holder           2,389,000             3.19%        2,389,000          282,054             282,054                0
of notes or future
transferee,
pledgee, donee or
other successor of
any such holder(5)

         TOTAL            75,000,000              100%       75,000,000        8,854,763(6)        8,854,763(6)             0

*     Less than 1%.

----------
(1) Because the selling security holders may sell all or any portion of the notes and common stock issuable upon conversion of the notes held by them pursuant to this prospectus, we cannot estimate the amount and percentage of notes and common stock that the selling security holders will hold upon execution of any sales. The information presented assumes that all of the selling security holders will sell all notes held by them or fully convert such notes and sell all shares of our common stock issued upon such conversion.

(2) Includes the theoretical maximum number of shares of our common stock issuable upon the conversion of the full amount of notes held by such holder at the initial conversion price of approximately $8.47 per share, which equals a conversion rate of 118.0638 shares of $1,000 principal amount of notes. This conversion rate is subject to adjustment as described under "Description of the Notes - Conversion of the Notes - Conversion Rate Adjustments." Accordingly, the number of shares of our common stock to be sold may increase or decrease from time to time. Fractional shares will not be issued upon conversion of the notes. Cash will be paid in lieu of fractional shares, if any.

(3) This selling security holder has identified itself as a registered broker-dealer and, accordingly, under the interpretations of the SEC, is an "underwriter" within the meaning of the Securities Act. Please see "Plan of Distribution" for required disclosure regarding these selling security holders.

(4) This selling security holder has identified itself as an affiliate of a registered broker-dealer and has represented to us that such selling security holder acquired its securities in the ordinary course of business and, at the time of the purchase of the securities, such selling security holder had no agreements or understandings, direct or indirect, with any person to distribute the securities. To the extent that we become aware that such selling security holder did not acquire its notes or underlying common stock in the ordinary course of business or did have such an agreement or understanding, we will file a post-effective amendment to the registration statement of which this prospectus forms a part to designate such affiliate as an "underwriter" within the meaning of the Securities Act.

(5) Information about other selling security holders will be set forth in one or more prospectus supplements or amendments, if required. Assumes that any other holders of notes, or any future transferees, pledges, donees or successors of or from any such holders of notes, do not beneficially own any common stock other than the common stock issuable upon conversion of the notes at the initial conversion rates.

(6) Includes (i) 8,572,709 shares being registered hereby by the selling security holders named above, and (ii) shares being registered for selling security holders whose information will be set forth in one or more prospectus supplements or amendments, each as adjusted to reflect the issuance of cash in lieu of fractional shares.

                            DESCRIPTION OF THE NOTES

      We issued the notes under an indenture between us and The Bank of New York, as trustee. The notes and the common stock issuable upon conversion of the notes are covered by a registration rights agreement.

      The following description is only a summary of the material provisions of the notes, the indenture and the registration rights agreement. It does not purport to be complete. We urge you to read these documents in their entirety because they, and not this description, define the rights of holders of the notes. You may request copies of these documents from us upon written request at our address, which is listed in this prospectus under "Where You Can Find More Information and Incorporation by Reference."

      For purposes of this section, references to "we," "us," "our" and "C&D" refer solely to C&D Technologies, Inc., and not to its subsidiaries.

General

The Notes

      The notes:

      o     are limited to $75,000,000 aggregate principal amount;

      o mature on November 1, 2025, unless earlier converted by holders, redeemed at our option or purchased by us at the option of holders;

      o bear interest at a rate of 5.25% per annum on the principal amount, payable semi-annually, in arrears, on each May 1 and November 1, beginning on May 1, 2006, to the holders of record at the close of business on the preceding April 15 and October 15, respectively;

      o will bear additional interest if we fail to comply with certain obligations set forth below under "-Registration Rights;"

      o are convertible into shares of our common stock (or cash or a combination of cash and shares of common stock, if we so elect) at an initial conversion rate of 118.0638 shares of our common stock per $1,000 principal amount of notes (which represents a conversion price of approximately $8.47 per share of common stock) upon satisfaction of the conditions and subject to the adjustments described below under "Conversion of Notes." In addition, at any time on or before the 21st trading day preceding the maturity date, we may irrevocably elect to satisfy our conversion obligation with respect to the principal amount of the notes to be converted in cash, with any remaining amount to be satisfied, at our option, in cash, common stock or a combination of both, as described under "-Conversion of Notes-Right to Irrevocably Elect Net Share Settlement Upon Conversion;"

      o are redeemable by us on and after November 1, 2010 and before November 1, 2012, in whole or in part, at a redemption price in cash equal to 100% of the principal amount of notes to be redeemed, plus any accrued and unpaid interest (including additional interest, if any) if in the previous 30 consecutive trading days ending on the trading day before the date of the mailing of the provisional redemption notice the closing sale price of our common stock exceeds 130% of the conversion price for at least 20 trading days;

      o are redeemable by us on and after November 1, 2012, in whole or in part, at a redemption price in cash equal to 100% of the principal amount of notes to be redeemed, plus any accrued and unpaid interest (including additional interest, if any) to, but not including, the redemption date;

      o are subject to repurchase by us for cash at the option of the holders upon the occurrence of a "fundamental change" (as defined below under "Repurchase of Notes at the Option of Holders Upon a Fundamental Change"), at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest (including additional interest), if any, to, but not including, the repurchase date as described below under "-Repurchase of Notes at the Option of Holders upon a Fundamental Change;"

      o are subject to repurchase by us for cash at the option of the holders on November 1, 2012, 2015 and 2020 at a repurchase price in cash equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest (including additional interest), if any, to, but not including, the repurchase date as described below under "-Repurchase at the Option of Holders;" and

      o are represented by a registered security in global form as described below under "-Book-Entry Delivery and Form."

      The indenture governing the notes does not contain any financial covenants and does not restrict us or our subsidiaries from paying dividends, incurring additional senior indebtedness or any other indebtedness or issuing or repurchasing securities. The indenture contains no covenants or other provisions to afford protection to holders of notes in the event of highly leveraged transactions or a fundamental change of C&D, except to the extent described under "-Repurchase of Notes at the Option of Holders Upon a Fundamental Change" and "-Consolidation, Merger and Sale of Assets."

      The notes are our general unsubordinated unsecured obligations, ranking equally in right of payment to all of our existing and future unsubordinated unsecured indebtedness, and senior in right of payment to any of our future indebtedness that is expressly subordinated to the notes. We currently do not have any subordinated indebtedness issued or outstanding. The notes are junior in right of payment to all of our secured indebtedness to the extent of the value of the collateral securing those obligations and structurally subordinated in right of payment to all indebtedness and liabilities of our subsidiaries, including trade credit.

      If we issue debt securities and any of our subsidiaries guarantee such debt securities, such subsidiaries will also be required to guarantee the notes on an unsubordinated unsecured basis to the same extent they guaranteed such other debt securities.

      No sinking fund is provided for the notes.

      We maintain an office where the notes may be presented for registration, transfer, exchange or conversion. This office initially is an office or agency of the trustee. The notes were issued in fully registered book-entry form, without coupons, in denominations of $1,000 principal amount and multiples thereof, and are represented by one or more global securities. We may pay interest by check mailed to each holder at its address as it appears in the notes register; provided, however, that holders with notes in an aggregate principal amount in excess of $2.0 million will be paid, at their written election, by wire transfer of immediately available funds; provided further, however, that payments to

The Depository Trust Company, New York, New York, which we refer to as "DTC," will be made by wire transfer of immediately available funds to the account of DTC or its nominee. There is no service charge for any registration of transfer or exchange of notes. We may, however, require holders to pay a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers or exchanges.

      Holders may not sell or otherwise transfer the notes or the common stock issuable upon conversion of the notes except in compliance with the provisions set forth below under "-Registration Rights" and in this prospectus under "Transfer Restrictions." In addition, neither we nor the registrar nor the trustee is required to exchange or register a transfer of:

      o any notes for a period of 15 days before any mailing of a redemption notice; or

      o any notes that have been called for redemption or for which the holder has delivered, and not validly withdrawn, a fundamental change repurchase notice, except, in the case of a partial redemption or repurchase, that portion of the notes not being redeemed or repurchased.

      The material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes are summarized in this prospectus under the heading "Certain United States Federal Income Tax Considerations."

Structural Subordination

      We derive a significant portion of our income from our operating subsidiaries. The notes are structurally subordinate to all indebtedness and other liabilities, including trade payables and debt, and preferred stock incurred or issued by our subsidiaries. The indenture governing the notes does not place any limit on the amount of liabilities, including trade payables and debt, or preferred stock, that our subsidiaries may issue, guarantee or otherwise incur.

Interest

      The notes bear interest at a rate of 5.25% per annum on the principal amount from November 21, 2005. We will pay interest semi-annually, in arrears, on May 1 and November 1 of each year, beginning on May 1, 2006, subject to limited exceptions if the notes are converted prior to the relevant interest payment date. Subject to certain exceptions, interest will be paid to the holders of record at the close of business on the April 15 and October 15, as the case may be, immediately preceding the relevant interest payment date.

      Interest on the notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from November 21, 2005. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

      Interest will cease to accrue on a note upon its maturity, conversion, repurchase by us at the option of a holder or redemption.

Conversion of Notes

General

      Upon satisfaction of the conditions described below, a holder may convert its notes, in whole or in part, into shares of our common stock at any time prior to the close of business on the business day immediately preceding the maturity date of the notes, unless we have redeemed or purchased those notes. As used in this prospectus, "common stock" means the common stock, par value $0.01 per share, of C&D Technologies, Inc., including the rights related to our common stock pursuant to our rights agreement. Upon conversion, we may choose to deliver, in lieu of our common stock, cash or a combination of cash and common stock, as described under "-Settlement Upon Conversion." Holders may only convert notes with a principal amount of $1,000 or an integral multiple of $1,000. The conversion rate with respect to a note is initially 118.0638 shares of our common stock per $1,000 principal amount. The conversion price of a note is equal to $1,000 divided by the then applicable conversion rate at the time of determination. The conversion rate is subject to adjustment as described below under "-Conversion Rate Adjustments." Accordingly, an adjustment to the conversion rate will result in a corresponding adjustment to the conversion price. The initial conversion price for the notes is approximately $8.47 per share.

      The shares issuable upon conversion will be delivered through the conversion agent as soon as practicable following the conversion date. No fractional shares will be issued upon conversion; in lieu thereof, a holder that would otherwise be entitled to fractional shares of our common stock will receive a cash amount based on the applicable stock price of our common stock on the trading day immediately before the conversion date.

      If a holder exercises its right to require us to repurchase its notes as described below under "-Repurchase of Notes at the Option of Holders Upon a Fundamental Change," such holder may convert its notes into shares of our common stock only if it withdraws its applicable repurchase notice in accordance with the indenture or if we default in the payment of the repurchase price.

Conversion Conditions

      Holders may surrender their notes for conversion into shares of our common stock prior to stated maturity under the following circumstances:

      o     Conversion Upon Satisfaction of Market Price Condition

      You may surrender notes for conversion into our common stock on or prior to the maturity date during any fiscal quarter, if the closing sale price of our common stock, for at least 20 trading days in the period of 30 consecutive trading days ending on the last trading day of the preceding fiscal quarter exceeds 130% of the conversion price per share on such last trading day.

      For each fiscal quarter, we will determine if the notes are convertible as the result of the satisfaction of this condition in the preceding fiscal quarter and will promptly notify the trustee accordingly. The trustee will, in turn, notify the holders in each fiscal quarter as to the satisfaction of this condition.

      The "closing sale price" of our common stock on any date means the closing per share sale price, or if no sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices, on that date as reported in composite transactions on the New York Stock Exchange (the "NYSE") or on the principal United States securities exchange on which our common stock is traded or, if our common stock is not listed on a United Statesnational or regional securities exchange, as reported by The Nasdaq National Market, or if our common stock is not listed on any such exchange or quoted on Nasdaq, as available in any other over-the-counter market or, if not available in any over-the counter market, the sale price will be determined in good faith by our board of directors.

      o     Conversion Upon Notice of Redemption

      You may surrender for conversion a note called for redemption at any time prior to the close of business on the business day that is prior to the redemption date, even if it is not otherwise convertible at that time. However, if you have already delivered a purchase notice or notice of your exercise of your option to require us to repurchase your notes, you may not surrender your notes for conversion until you have withdrawn this notice in accordance with the indenture.

      o Conversion Upon Trading Price of Notes Falling Below the Conversion Value of the Notes

      If, after any five consecutive trading-day period in which the average of the trading prices for the notes for this five trading-day period is less than 98% of the average of the conversion values for the notes during that period, then you may surrender notes for conversion at any time during the following five trading days. The "trading price" means, on any date of determination, the average of the secondary bid quotations per note obtained by the conversion agent for $2,000,000 principal amount of the notes at approximately 3:30 p.m., New York City time, on that determination date from three independent nationally recognized securities dealers that we select; provided, that if at least three such bids cannot reasonably be obtained, but two bids can reasonably be obtained, then the average of these two bids will be used; provided, further, that if at least two bids cannot reasonably be obtained, but one bid can reasonably be obtained, this one bid will be used. If the trustee cannot reasonably obtain at least one bid for $2,000,000 principal amount of the notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of the notes will be deemed to be less than 98% of the conversion value.

      The "conversion value" of a note means the product of the closing sale price of our common stock on any date of determination multiplied by the conversion rate of the note in effect on that date, which is the number of shares of our common stock into which the note is convertible.

      o     Conversion Upon Specified Corporate Transactions

      Even if the market price contingency described above under "-Conversion Upon Satisfaction of Market Price Condition" has not occurred, if we elect to distribute to all holders of our common stock:

      o rights or warrants entitling them to subscribe for or purchase our common stock at less than the current market price, as defined in the indenture, on the trading day immediately preceding the declaration date for the distribution (other than a distribution of rights pursuant to our shareholders' rights plan, as defined in the indenture); or

      o cash, debt securities or other evidence of indebtedness or other assets, which distribution, together with all other such distributions within the preceding twelve months, has a per share value exceeding 10% of the current market price of our common stock as of the trading day immediately preceding the declaration date for the distribution, we must notify you at least 20 days prior to the ex-dividend date for this distribution. Once we have given the notice, you may surrender your notes for conversion at any time until the earlier of the close of business on the business day prior to the ex-dividend date or our announcement that the distribution will not take place.

      o     Conversion Upon a Fundamental Change

      In addition, in the event of a fundamental change as defined below, you may surrender notes for conversion at any time beginning on the effective notice date described under "-Payment Upon Conversion Upon a Fundamental Change" and until the second trading day preceding the related fundamental change repurchase date. If you convert your notes in connection with a fundamental change, you will receive the payments described under "Payment Upon Conversion Upon a Fundamental Change."

Settlement Upon Conversion

      We may, in lieu of delivery of shares of our common stock in satisfaction of our obligation upon conversion of notes, elect to deliver cash or a combination of cash and shares of our common stock.

      We will inform the holders through the trustee of the method we choose to satisfy our obligation upon conversion:

      o in respect of notes to be converted during the period beginning 20 trading days preceding the maturity date and ending one trading day preceding the maturity date, no later than 21 trading days preceding the maturity date;

      o in respect of notes converted during the period between the day we give notice of redemption and the related redemption date, in the notice of redemption; and

      o in all other cases, no later than two trading days following the conversion date.

      Except to the extent that we have irrevocably elected to make a cash payment of principal upon conversion (as described under "-Right to Irrevocably Elect Net Share Settlement Upon Conversion"), if we do not give any notice within the time periods described as to how we will settle the conversion obligation, we will satisfy our conversion obligation only in shares of our common stock (and cash in lieu of fractional shares). If we choose to satisfy any portion of our conversion obligation in cash, we will specify the amount to be satisfied in cash as a percentage of the conversion obligation. We will treat all holders converting on the same trading day in the same manner. We will not, however, have any obligation to settle our conversion obligations arising on different trading days in the same manner. For example, we may choose on one trading day to settle in shares of our common stock only and choose on another trading day to settle in cash or a combination of cash and shares of our common stock.

      Except to the extent we have irrevocably elected to make a cash payment of principal upon conversion and unless you are converting your notes in connection with a redemption or during the period beginning 20 trading days preceding the maturity date and ending one trading day preceding the maturity date, if we elect to satisfy any portion of our conversion obligation in cash (other than cash in lieu of fractional shares), you may retract your conversion notice at any time during the two trading day period beginning on the trading day after we have notified the trustee of the method of settlement. We refer to this period as the conversion retraction period. You cannot retract your conversion notice if: (a) we have irrevocably elected to make a cash payment of principal upon conversion before you delivered your conversion notice; (b) you are converting your notes in connection with a redemption; (c) you are converting your notes during the period beginning 20 trading days preceding the maturity date and ending one trading day preceding the maturity date; or (d) we do not elect to satisfy any portion of our conversion obligation in cash (other than cash in lieu of fractional shares).

      Settlement solely in shares of our common stock will occur as soon as practicable after we notify the trustee that we have chosen this method of settlement. Settlement in cash or in a combination of cash and shares of our common stock will occur on the second trading day following the final trading day of the "cash settlement averaging period" (as defined below). Such day will be the 21st trading day following the receipt by us of your conversion notice (if you do not retract your conversion notice and assuming you have satisfied all other conversion requirements), unless conversion is:

      o in connection with a redemption, in which case such day will be the redemption date; or

      o during the period beginning 20 trading days preceding the maturity date and ending one trading day preceding the maturity date, in which case such day will be the maturity date (whether or not we have irrevocably elected to make a cash payment of principal upon conversion).

      The settlement amount will be computed as follows:

      (1) If we elect to satisfy the entire conversion obligation in shares of our common stock, we will deliver to the holder a number of shares of our common stock equal to (i) the aggregate principal amount of notes to be converted divided by 1,000 and multiplied by (ii) the applicable conversion rate (plus cash in lieu of fractional shares).

      (2) If we elect to satisfy the entire conversion obligation in cash, we will deliver to the holder cash in an amount equal to the product of:

      o a number equal to (i) the aggregate principal amount of notes to be converted divided by 1,000 and multiplied by (ii) the applicable conversion rate; and

      o     the "applicable stock price" (as defined below).

      (3) If we elect to satisfy the conversion obligation in a combination of cash and shares of our common stock, we will deliver to the holder:

      o cash in an amount equal to the percentage of the conversion obligation to be paid in cash (which percentage will be specified in the notice regarding the chosen method of settlement) multiplied by the amount of cash that would be calculated pursuant to clause (2) above, as the case may be, which is referred to as the cash amount; and

      o a number of shares of our common stock equal to (a) (i) the aggregate principal amount of notes to be converted divided by 1,000 and multiplied by (ii) the applicable conversion rate minus (b) the cash amount determined pursuant to the previous bullet divided by the applicable stock price.

      The "applicable stock price" means, in respect of a conversion date, the arithmetic average of the daily volume-weighted average prices of our common stock over the fifteen trading-day period, which is referred to as the cash settlement averaging period:

      o ending on the second trading day preceding the redemption date, if we have called the notes for redemption (regardless of whether we have irrevocably elected net share settlement);

      o ending on the second trading day preceding the maturity date, with respect to conversion notices received during the period beginning 20 trading days preceding the maturity date and ending one trading day preceding the maturity date (whether or not we have irrevocably elected to make a cash payment of principal upon conversion);

      o beginning on the trading day following the receipt by us of your conversion notice, if we have irrevocably elected to make a cash payment of principal upon conversion and not previously called the notes for redemption; provided, however, that if we have irrevocably elected to make a cash payment of principal upon conversion and you submit your conversion notice during the period beginning 20 trading days preceding the maturity date and ending one trading day preceding the maturity date, the cash settlement averaging period shall end on the second trading day preceding the maturity date; and

      o beginning on the trading day following the final trading day of the conversion retraction period, in all other cases.

      The daily "volume-weighted average price," shall equal the daily volume-weighted average price for our common stock on the New York Stock Exchange, or NYSE, during the period beginning at 9:30:01 a.m., New York City time (or such other time as is the official open of trading at the NYSE) and ending at 4:00:00 p.m., New York City time (or such other time as is the official close of trading at the NYSE), as reported by Bloomberg Financial
Services through its "Volume at Price" (CHP [Equity] VAP [Go]) functions. The volume-weighted average price will be rounded to the nearest whole cent.

      We will make adjustments to the applicable market price in accordance with the indenture to account for the occurrence of certain events during the cash settlement-averaging period.

Right to Irrevocably Elect Net Share Settlement Upon Conversion

      At any time on or before the 21st trading day preceding the maturity date, we may irrevocably elect to satisfy in cash our conversion obligations with respect to the principal amount of the notes to be converted after the date of such election, with any remaining amount to be satisfied in cash, shares of our common stock, or a combination of both. Such election would be in our sole discretion without the consent of the holders of notes. If we make such election, we will notify the trustee and the holders of notes at their addresses shown in the register of the registrar.

      The settlement amount will be computed as follows:

      (1) a cash amount equal to lesser of (a) the aggregate principal amount of the notes to be converted or (b) the product of (i) a number equal to (A) the aggregate principal amount of notes to be converted divided by 1,000 and multiplied by (B) the applicable conversion rate and (ii) the applicable stock price; and

      (2) (a) if we elect to satisfy any remaining amount in shares of our common stock, we will deliver to the holder a number of shares of our common stock equal to (i) (A) the aggregate principal amount of notes to be converted divided by 1,000 and multiplied by (B) the applicable conversion rate minus (ii) the cash amount pursuant to clause (1) above divided by the applicable stock price, plus cash in lieu of fractional shares;

            (b) if we elect to satisfy any remaining amount in cash, we will deliver to the holder cash in an amount equal to the product of:

                  (i) a number equal to (A) the aggregate principal amount of notes to be converted divided by 1,000 and multiplied by (B) (1) the applicable conversion rate minus (2) $1,000 divided by the applicable stock price; and

                  (ii) the applicable stock price; and

            (c) if we elect to satisfy any remaining amount in a combination of cash and shares of our common stock, we will deliver to the holder such combination in the respective amounts calculated in a manner comparable to that used to settle any conversion (as described above), and with the amount of cash specified by us as contemplated in connection with any such conversion.

Exchange in Lieu of Conversion

      When you surrender notes for conversion, we may direct the conversion agent to surrender, on or prior to the date of determination of the applicable stock price, your notes to a financial institution designated by us for exchange in lieu of conversion. In order to accept any notes surrendered for conversion, the designated institution must agree to deliver, in exchange for your notes, a number of shares of our common stock equal to the applicable conversion rate, plus cash for any fractional shares, or cash or a combination of cash and shares of our common stock in lieu thereof. Any cash amounts will be based on the applicable stock price.

      If the designated financial institution accepts any such notes, it will deliver the appropriate number of shares of our common stock, cash or combination of cash and shares of common stock, as applicable to the conversion agent and the conversion agent will deliver such shares, cash or combination of cash and shares, as applicable to you. Any notes exchanged by the designated financial institution will remain outstanding. If the designated financial institution agrees to accept any notes for exchange but does not timely deliver the related consideration, we will, as promptly as practical thereafter, but not later than the third business day following determination of the applicable stock price, convert those notes into cash and shares of our common stock, if any, as described under "-Settlement Upon Conversion" above.

      Our designation of an institution to which the notes may be submitted for exchange does not require the institution to accept any notes. If the designated financial institution declines to accept any notes surrendered for exchange, we will convert those notes into cash and/or shares of our common stock, at our option unless we have irrevocably elected to make a cash payment of principal upon conversion, as described under "-Settlement Upon Conversion" above. We have designated Credit Suisse First Boston LLC to act as the designated financial institution.

Payment Upon Conversion Upon a Fundamental Change

      We must give notice of each fundamental change to all record holders and to the trustee on a date (the "effective notice date") that is within 10 trading days after the effective date of the fundamental change. If a holder converts its notes at any time beginning at the opening of business on the effective notice date and ending at the close of business on the second trading day immediately preceding the related fundamental change repurchase date corresponding to such fundamental change, the holder will receive:

      (1) cash, shares, or a combination of common stock and cash, as described above under "-General"; and "-Settlement Upon Conversion," plus

      (2) the make-whole premium, if any, described under "-Determination of the Make-Whole Premium."

Conversion Rate Adjustments

      The conversion rate will be adjusted:

      (1) upon the issuance of shares of our common stock as a dividend or distribution on our common stock;

      (2)  upon   subdivisions,   combinations  or   reclassifications   of  our
outstanding common stock;

      (3) upon the issuance to all holders of our common stock of rights or warrants entitling them for a period of not more than 45 days to subscribe for or purchase our common stock, or securities convertible into our common stock, at a price per share or a conversion price per share less than the "current market price" (as defined in the indenture) per share on the record date for the issuance (other than a distribution of rights pursuant to our shareholder rights plan), provided that the conversion rate for the notes will be readjusted to the extent that the rights or warrants are not exercised prior to their expiration;

      (4) upon the distribution to all holders of our common stock of shares of our capital stock, evidences of indebtedness or other non-cash assets, or rights or warrants, excluding:

      o dividends, distributions and rights or warrants referred to in clause (1) or (3) above;

      o     a distribution referred to in clause (6) below; and

      o     distribution of rights pursuant to a shareholder rights plan;

      (5) upon the occurrence of any dividend in excess of $0.01375 per share in any fiscal quarter, or $0.0275 per share in any fiscal quarter if the Company did not pay a dividend in the immediately preceding quarter, (in each case as adjusted for stock dividends or distributions or any subdivisions, combinations or reclassifications of our outstanding common stock) (an "Excess Dividend") or any other distribution (other than in connection with a liquidation, dissolution or winding up of C&D) to all holders of our common stock, in which case, immediately prior to the opening of business on the business day immediately following the record date for the dividend or distribution, the conversion rate shall be increased so that it equals an amount equal to the conversion rate in effect at the close of business on the record date for the dividend or distribution multiplied by a fraction:

            (a) whose numerator is the average of the volume-weighted average price per share of our common stock for the five consecutive trading days ending on the date immediately preceding the "ex" date (as defined below) for such Excess Dividend or distribution; and

            (b) whose denominator is the same average volume-weighted average price per share of our common stock less the per share amount of such Excess Dividend or distribution;

      (6) upon the distribution of cash or other consideration by us or any of our subsidiaries in respect of a tender offer or exchange offer for our common stock, where such cash and the value of any such other consideration per share of our common stock validly tendered or exchanged exceeds the "current market price" (as defined in the indenture) per share of our common stock on the last date (the "expiration date") on which tenders or exchanges may be made pursuant to the tender or exchange offer, in which case, immediately prior to the opening of business on the business day after the expiration date, the conversion rate shall be increased so that it equals an amount equal to the conversion rate in effect immediately before the close of business on the expiration date multiplied by a fraction:

            (a) whose numerator is the sum of:

                  (i) the aggregate amount of cash and the aggregate value of any such other consideration distributed in connection with the tender or exchange offer; and

                  (ii) the product of (A) such "current market price" per share of our common stock and (B) the number of shares of our common stock outstanding as of the last time (the "expiration time") tenders or exchanges could have been made pursuant to the tender or exchange offer (excluding shares validly tendered and not withdrawn in connection with the tender or exchange offer and any shares held in our treasury); and

            (b) whose denominator is the product of:

                  (i) such "current market price" per share of our common stock; and

                  (ii) the number of shares of our common stock outstanding as of the expiration time (including shares validly tendered and not withdrawn in connection with the offer, but excluding any shares held in our treasury).

      For purposes hereof, the term "ex" date, when used with respect to any dividend or distribution, means the first date on which the common stock trades, regular way, on the relevant exchange or in the relevant market from which the sale price was obtained without the right to receive such dividend or distribution.

      No adjustment to the conversion rate will be made if C&D provides that the holders of notes will participate in the distribution without conversion, or in certain other cases.

      The conversion rate will not be adjusted:

      o upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on C&D securities and the investment of additional optional amounts in shares of our common stock under any plan;

      o upon the issuance of any shares of our common stock or options or rights to purchase shares of our common stock pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by C&D or any of its subsidiaries; or

      o upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued.

      The holders will receive, upon conversion of the notes into our common stock, in addition to the common stock, the rights under our rights plan or under any future rights plan we may adopt, whether or not the rights have separated from the common stock at the time of conversion unless, prior to conversion, the rights have expired, terminated or been redeemed or exchanged. See "Description of Capital Stock."

      In the event of:

      o     any reclassification of our common stock;

      o     a consolidation, merger or combination involving C&D; or

      o a sale or conveyance to another person of the property and assets of C&D as an entirety or substantially as an entirety,

in which holders of our outstanding common stock would be entitled to receive stock, other securities, other property, assets or cash for their common stock, holders of notes will generally thereafter be entitled to convert their notes into the same type of consideration received by common stock holders immediately following one of these types of events.

      Subject to applicable stock exchange rules and listing standards, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 days if our Board of Directors determines that such increase would be in our best interest. We are required to give at least 15 days' prior notice of any increase in the conversion rate. Subject to applicable stock exchange rules and listing standards, we may also increase the conversion rate to avoid or diminish income tax to holders of our common stock in connection with a dividend or distribution of stock or similar event.

      No adjustment in the conversion rate will be required unless it would result in a change in the conversion rate of at least one percent. Any adjustment not made will be taken into account in subsequent adjustments.

Conversion Procedures

      Upon satisfaction of the conditions described under "-Conversion Conditions," the right of conversion attaching to any note may be exercised (a) if such note is represented by a global security, by book-entry transfer to the conversion agent (which will initially be the trustee) through the facilities of DTC, or (b) if such note is represented by a certificated security, by delivery of such note at the specified office of the conversion agent, accompanied, in either case, by a duly signed and completed conversion notice and appropriate endorsements and transfer documents if required by the conversion agent. The conversion date shall be the date on which the note and all of the items required for conversion shall have been so delivered and the requirements for conversion have been met.

      No separate payment or adjustment will be made for accrued and unpaid interest on a converted note or for dividends or distributions on any of our common stock issued upon conversion of a note, except as provided in the indenture. By delivering to the holder the number of shares (or cash or a combination of cash and shares of common stock, if we so elect) issuable upon conversion, together with a cash payment in lieu of any fractional shares, plus any other consideration due upon conversion, we will satisfy our obligation with respect to the conversion of the notes. That is, accrued interest (including additional interest, if any) will not be paid and we will not adjust the conversion rate to account for any accrued interest, including additional interest, if any.

      If the holder converts after the close of business on a record date for an interest payment but prior to the corresponding interest payment date, such holder will receive on the interest payment date interest accrued on those notes, notwithstanding the conversion of notes prior to the interest payment date, assuming the holder was the holder of record at the close of business on the corresponding record date. Each holder, however, agrees, by accepting a note, that if the holder surrenders any notes for conversion during such period, such holder must pay us at the time such holder surrenders its note for conversion an amount equal to the interest that will be paid on the notes being converted on the interest payment date. The preceding sentence does not apply, however, if (1) we have specified a redemption date that is after a record date for an interest payment but prior to the corresponding interest payment date or that results in conversion prior to that interest payment date, (2) any overdue interest exists at the time of conversion with respect to the notes being converted, but only to the extent of the amount of such overdue interest or (3) the holder surrenders any notes for conversion after the close of business on the record date relating to the final interest payment date. Accordingly, under the circumstances described in clause (1), a holder of notes who chooses to convert those notes on a date that is after a record date but prior to the corresponding interest payment date, will not be required to pay us, at the time that holder surrenders those notes for conversion, the amount of regularly scheduled interest it will receive on the interest payment date.

      Holders of notes are not required to pay any taxes or duties relating to the issuance or delivery of our common stock upon exercise of conversion rights, but they are required to pay any tax or duty which may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than the name of the holder of the note. Certificates representing shares of our common stock will be issued or delivered only after all applicable taxes and duties, if any, payable by the holder have been paid.

      The notes will be deemed to have been converted immediately prior to the close of business on the conversion date. Delivery of shares will be accomplished by delivery to the conversion agent of certificates for the relevant number of shares, other than in the case of holders of notes in book-entry form with DTC, which shares shall be delivered in accordance with DTC customary practices. A holder will not be entitled to any rights as a holder of our common stock, including, among other things, the right to vote and receive dividends and notices of stockholder meetings, until the conversion is effective.

      Cash and a certificate for the number of full shares of common stock into which the notes are converted (and cash in lieu of fractional shares) will be delivered to such holder, assuming all of the other requirements have been satisfied by such holder, as soon as practicable following the conversion date.

Determination of the Make-Whole Premium

      If a fundamental change occurs prior to November 1, 2012, we will pay a make-whole premium upon certain conversions of the notes as described above under "-Conversion of Notes-Payment Upon Conversion Upon a Fundamental Change." The make-whole premium will be equal to a percentage of the principal amount of the notes converted. The make-whole premium will be in addition to, and not in substitution for, any cash, securities or other assets otherwise due to holders of notes upon conversion. The make-whole premium will be determined by reference to the table below and is based on the date on which the fundamental change becomes effective, referred to as the "effective date," and the price, referred to as the "stock price," paid, or deemed to be paid, per share of our common stock in the transaction constituting the fundamental change, subject to adjustment as described below. If holders of our common stock receive only cash in the fundamental change, the stock price shall be the cash amount paid per share. In all other cases, the stock price will be the average of the applicable stock prices of our common stock for the five consecutive trading days beginning on the second trading day after the effective notice date.

      We will pay the make-whole premium solely in shares of our common stock (other than cash in lieu of fractional shares) or in the same form of consideration into which all or substantially all of the shares of our common stock have been converted or exchanged in connection with the fundamental change (other than cash paid in lieu of fractional interests in any security or pursuant to dissenters' rights); provided, however, that we will pay cash in lieu of fractional interests in any security or other property delivered in connection with such fundamental change. The make-whole premium will be payable on the fundamental change repurchase date after the fundamental change for notes converted in connection with a fundamental change. If holders of our common stock receive or have the right to receive more than one form of consideration in connection with such fundamental change, then, for purposes of the foregoing, the forms of consideration in which the make-whole premium will be paid will be in proportion to the relative value, determined as described in the following paragraph, of the different forms of consideration paid to our common stockholders in connection with the fundamental change.

      The value of our shares or other consideration for purposes of determining the number of shares or other consideration to be issued in respect of the make-whole premium will be calculated as follows:

      (1) In the case of a fundamental change in which all or substantially all of the shares of our common stock have been, as of the effective date, converted into or exchanged for the right to receive securities or other assets or property, the consideration shall be valued as follows:

            (a) securities that are traded on the NYSE or other U.S. national securities exchange or approved for quotation on the Nasdaq or any similar system of automated dissemination of quotations of securities prices, will be valued at 98% of the average of the applicable stock prices of such securities for the five consecutive trading days beginning on the second trading day after the effective notice date,

            (b) other securities, assets or property, other than cash, that holders will have the right to receive will be valued based on 98% of the average of the fair market value of the securities, assets or property, other than cash, as determined by two independent nationally recognized investment banks selected by us, and

            (c) 100% of any cash.

      (2) In all other cases, the value of our shares will equal 98% of the average of the applicable stock prices of our common stock for the five consecutive trading days beginning on the second trading day after the effective notice date.

      The stock prices set forth in the first column of the following table will be adjusted as of any date on which the conversion rate of the notes is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to the adjustment multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment to the conversion rate and the denominator of which is the conversion rate as so adjusted.

      The following table sets forth the stock price, effective date and make-whole premium (expressed as a percentage of principal amount) upon a conversion in connection with a fundamental change:

                               Make-Whole Premium
                             (% of Principal Amount)

                                          Effective Date
                    ------------------------------------------------------------
                                            November 1,
                    ------------------------------------------------------------
Stock Price         2005    2006    2007    2008    2009    2010    2011    2012
-----------         ----    ----    ----    ----    ----    ----    ----    ----
  $ 7.00            17.4    15.9    14.7    13.8    13.4    13.5    13.9     0.0
  $ 7.50            16.6    15.0    13.5    12.1    11.3    10.9    10.5     0.0
  $ 8.00            15.9    14.2    12.4    10.7     9.5     8.8     7.8     0.0
  $ 8.50            15.4    13.5    11.6     9.6     7.9     6.9     5.8     0.0
  $ 9.00            14.9    13.0    10.9     8.6     6.5     5.2     4.1     0.0
  $ 9.50            14.5    12.5    10.3     7.8     5.3     3.5     2.8     0.0
  $10.00            14.1    12.1     9.8     7.2     4.3     2.1     1.6     0.0
  $10.50            13.7    11.7     9.4     6.7     3.6     0.9     0.7     0.0
  $11.00            13.4    11.4     9.1     6.3     3.0     0.2     0.1     0.0
  $11.50            13.1    11.2     8.8     6.0     2.6     0.0     0.0     0.0
  $20.00             9.4     8.0     6.3     4.2     1.5     0.0     0.0     0.0
  $30.00             5.6     4.9     4.1     2.8     1.1     0.0     0.0     0.0
  $40.00             2.6     2.3     2.0     1.4     0.6     0.0     0.0     0.0

      The exact stock price and effective dates may not be set forth on the table, in which case:

      o if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the make-whole premium will be determined by straight-line interpolation between make-whole premium amounts set forth for the higher and lower stock prices and the two effective dates, as applicable, based on a 365-day year;

      o if the stock price is equal to or in excess of $40.00 per share (subject to adjustment in the same manner as the stock price), the make-whole premium will be as set forth in the bottom row of the table above; and

      o if the stock price is less than $7.00 per share (subject to adjustment in the same manner as the stock price), no make-whole premium will be paid.

      Our obligation to pay the make-whole premium could be considered a penalty, in which case the enforceability thereof would be subject to general equitable principles of reasonableness of economic remedies.

Redemption

Provisional Redemption

      At any time on and after November 1, 2010 and before November 1, 2012, we may redeem any portion of the notes at a redemption price in cash equal to 100% of the principal amount of notes to be redeemed, plus any accrued and unpaid interest (including additional interest, if any), if in the previous 30 consecutive trading days ending on the trading day before the date of the mailing of the provisional redemption notice the closing sale price of our common stock exceeds 130% of the conversion price for at least 20 trading days.

Optional Redemption

      At any time on or after November 1, 2012, we may redeem any portion of the notes in cash at a redemption price equal to 100% of the principal amount of notes to be redeemed, plus any accrued and unpaid interest (including additional interest, if any).

Terms Applicable to Provisional and Optional Redemption

      We will give at least 20 days' but not more than 60 days' notice of redemption by mail to holders of notes. The notice of redemption will state, among other things, the method we will use to satisfy our obligation upon conversion of the notes with respect to notes converted during the period between the day we give the notice of redemption and the redemption date. Notes called for redemption are convertible by the holder until the close of business on the business day immediately preceding the redemption date.

      If we do not redeem all of the notes, the trustee will select the notes to be redeemed in principal amounts of $1,000 or multiples thereof by lot, on a pro rata basis or by any other method that the trustee considers fair and appropriate or in accordance with the applicable procedures of DTC to the extent notes are held in book-entry form. If any notes are to be redeemed in part only, we will issue a new note or notes with a principal amount equal to the unredeemed principal portion thereof. If a portion of a holder's notes is selected for partial redemption, and the holder converts a portion of its notes, the converted portion will be deemed to be taken from the portion selected for redemption.

      If the paying agent holds cash sufficient to pay the redemption price of the notes for which a redemption notice has been delivered on the redemption date in accordance with the terms of the indenture, then, on and after the redemption date, the notes will cease to be outstanding and interest (including additional interest, if any) on such notes shall cease to accrue, whether or not the notes are delivered to the paying agent. Thereafter, all rights of the holder shall terminate, other than the right to receive the redemption price upon delivery of the notes.

Repurchase of Notes at the Option of Holders Upon a Fundamental Change

      In the event of a fundamental change (as defined below) each holder will have the right at its option, subject to the terms and conditions of the indenture, to require us to repurchase, in whole or in part, the holder's notes in integral multiples of $1,000 principal amount, at a price in cash equal to 100% of the principal amount of such notes tendered, plus any accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date. We will be required to repurchase the notes on a date that is not less than 20 nor more than 45 business days after the date we mail the notice referred to below.

      Within 10 business days after a fundamental change has become effective, we must mail to all holders of notes at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law a notice regarding the fundamental change, which notice must state, among other things:

      o     the events causing such fundamental change;

      o     the date of such fundamental change;

      o     the last date on which a holder may exercise the repurchase right;

      o     the repurchase price;

      o     the repurchase date;

      o     the names and addresses of the paying and conversion agents;

      o the conversion rate, and any adjustments to the conversion rate that will result from the fundamental change;

      o that notes with respect to which a repurchase notice is given by the holder may be converted, only if the repurchase notice has been withdrawn in accordance with the terms of the indenture; and

      o     the procedures that holders must follow to exercise the right.

      To exercise this right, the holder must transmit to the paying agent a written repurchase notice, and such repurchase notice must be received by the paying agent no later than the close of business on the business day immediately preceding the repurchase date. The repurchase notice must state:

      o the certificate numbers of the notes to be delivered by the holder, if applicable;

      o the portion of the principal amount of notes to be repurchased, which portion must be $1,000 or an integral multiple of $1,000; and

      o that such notes are being tendered for repurchase pursuant to the fundamental change provisions of the indenture.

      A holder may withdraw any repurchase notice by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the repurchase date. The notice of withdrawal must state:

      o     the certificate numbers of the notes being withdrawn, if applicable;

      o the principal amount of notes being withdrawn, which must be $1,000 or an integral multiple of $1,000; and

      o the principal amount, if any, of the notes that remain subject to the repurchase notice.

      If the notes are not in certificated form, the foregoing notices from holders must comply with the applicable DTC procedures.

      We will agree under the indenture to:

      o comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

      o otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes upon a fundamental change.

      Our obligation to pay the repurchase price for a note for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the note, together with necessary endorsements, to the paying agent at any time after the delivery of such repurchase notice. We will cause the repurchase price for such note to be paid promptly following the later of the repurchase date or the time of delivery of such note.

      If the paying agent holds money sufficient to pay the repurchase price of a note for which a repurchase notice has been delivered on the repurchase date in accordance with the terms of the indenture, then, on and after the repurchase date, the notes will cease to be outstanding and interest (including additional interest, if any) on such notes will cease to accrue, whether or not the notes are delivered to the paying agent. Thereafter, all rights of the holder shall terminate, other than the right to receive the repurchase price upon delivery of the note.

      A "fundamental change" will be deemed to have occurred upon the occurrence of any of the following:

      (1) any "person" or "group" files a Schedule 13D or Schedule TO, or any successor schedule, form or report under the Exchange Act, disclosing, or we otherwise become aware, that such person or group is or has become the "beneficial owner," directly or indirectly, of shares of our voting stock representing 50% or more of the total voting power of all outstanding classes of our voting stock or has the power, directly or indirectly, to elect a majority of the members of our board of directors;

      (2) we consolidate with, or merge with or into, another person or we sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our assets, or any person consolidates with, or merges with or into, us, in any such event other than pursuant to a transaction in which the persons that "beneficially owned" directly or indirectly, the shares of our voting stock immediately prior to such transaction beneficially own, directly or indirectly, shares of voting stock representing a majority of the total voting power of all outstanding classes of voting stock of the surviving or transferee person in substantially the same proportion amongst themselves as such ownership immediately prior to such transaction;

      (3) a majority of the members of our board of directors are not continuing directors (as defined below); or

      (4) our common stock ceases to be listed on the NYSE or another national securities exchange and is not then quoted on The Nasdaq National Market or another established automated over-the counter trading market in the United States.

      However, a merger or consolidation will be deemed not to be a fundamental change if substantially of all the consideration (excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights) in the merger or consolidation constituting the fundamental change consists of common stock traded on the NYSE or another national securities exchange or quoted on The Nasdaq National Market (or which will be so traded or quoted when issued or exchanged in connection with such merger or consolidation) and as a result of such transaction or transactions the notes become convertible solely into such common stock.

      For purposes of this fundamental change definition:

      o "person" and "group" shall have the meanings given to them for purposes of Sections 13(d) and 14(d) of the Exchange Act or any successor provisions, and the term "group" includes any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, or any successor provision;

      o a "beneficial owner" will be determined in accordance with Rule 13d-3 under the Exchange Act, as in effect on the date of the indenture;

      o     "beneficially   own"  and   "beneficially   owned"   have   meanings
            correlative to that of beneficial owner;

      o "board of directors" means the board of directors or other governing body charged with the ultimate management of any person;

      o "continuing director" means, as of any date of determination, any member of our board of directors who was a member of such board of directors on the date of the indenture, or was nominated for election or elected to such board of directors with the approval of:
            (A) a majority of the continuing directors who were members of such board at the time of such nomination or election or (B) a nominating committee, a majority of which committee were continuing directors at the time of such nomination or election;

      o "capital stock" means: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; or (4) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person;

      o "voting stock" means any class or classes of capital stock or other interests then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors.

      The term "all or substantially all" as used in the definition of fundamental change will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. There may be a degree of uncertainty in interpreting this phrase. As a result, we cannot assure holders how a court would interpret this phrase under applicable law if holders elect to exercise their rights following the occurrence of a transaction which such holders believe constitutes a transfer of "all or substantially all" of our assets.

      This fundamental change repurchase feature may make more difficult or discourage a takeover of us and the removal of incumbent management. We are not, however, aware of any specific effort to accumulate shares of our common stock or to obtain control of us by means of a merger, tender offer, solicitation or otherwise. In addition, the fundamental change repurchase feature is not part of a plan by management to adopt a series of antitakeover provisions. Instead, the fundamental change repurchase feature is a result of negotiations between us and the initial purchasers.

      We could, in the future, enter into certain transactions, including recapitalizations, that would not constitute a fundamental change but would increase the amount of debt, including other unsubordinated indebtedness, outstanding or otherwise adversely affect a holder. Neither we nor our subsidiaries are prohibited from incurring debt, including other unsubordinated indebtedness, under the indenture. The incurrence of significant amounts of additional debt could adversely affect our ability to service our debt, including the notes.

      Our ability to repurchase notes may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries and the terms of our then existing borrowing agreements. Our failure to repurchase the notes when required would result in an event of default with respect to the notes. We cannot assure holders that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right. See "Risk Factors-Risks Relating to the Notes-We may not be able to repurchase notes upon a fundamental change or upon the exercise of the holders' options to require repurchase of the notes."

Repurchase at the Option of Holders

      On each of November 1, 2012, 2015 and 2020, each holder will have the right at its option, subject to the terms and conditions of the indenture, to require us to repurchase, in whole or in part, the holder's notes in integral multiples of $1,000 principal amount, at a price in cash equal to 100% of the principal amount of such notes tendered, plus any accrued and unpaid interest (including additional interest, if any) to, but not including, the repurchase date.

      At least 20 but not more than 45 business days prior to any date for repurchase at the option of the holder pursuant to this section, we must mail to all holders of notes at their addresses shown in the register of the registrar and to beneficial owners as required by applicable law a notice regarding the repurchase option and stating, among other things, the procedures that holders must follow to require us to repurchase their notes.

      To exercise this right, the holder must transmit to the paying agent a written repurchase notice, and such repurchase notice must be received by the paying agent no later than the close of business on the business day immediately preceding the repurchase date. The repurchase notice must state:

      o the certificate numbers of the notes to be delivered by the holder, if applicable;

      o the portion of the principal amount of notes to be repurchased, which portion must be $1,000 or an integral multiple of $1,000; and

      o that such notes are being tendered for repurchase pursuant to the provisions of the indenture corresponding to this "Repurchase at the Option of Holders."

      A holder may withdraw any repurchase notice by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day immediately preceding the repurchase date. The notice of withdrawal must state:

      o     the certificate numbers of the notes being withdrawn, if applicable;

      o the principal amount of notes being withdrawn, which must be $1,000 or an integral multiple of $1,000; and

      o the principal amount, if any, of the notes that remain subject to the repurchase notice.

      If the notes are not in certificated form, the foregoing notices from holders must comply with the applicable DTC procedures.

      We will agree under the indenture to:

      o comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable; and

      o otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes at the option of holders.

      Our obligation to pay the repurchase price for a note for which a repurchase notice has been delivered and not validly withdrawn is conditioned upon delivery of the note, together with necessary endorsements, to the paying agent at any time after the delivery of such repurchase notice. We will cause the repurchase price for such note to be paid promptly following the later of the repurchase date or the time of delivery of such note.

      If the paying agent holds money sufficient to pay the repurchase price of a note for which a repurchase notice has been delivered on the repurchase date in accordance with the terms of the indenture, then, on and after the repurchase date, the notes will cease to be outstanding and interest (including additional interest, if any) on such notes will cease to accrue, whether or not the notes are delivered to the paying agent. Thereafter, all rights of the holder shall terminate, other than the right to receive the repurchase price upon delivery of the note.

      Our ability to repurchase notes may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries and the terms of our then existing borrowing agreements. Our failure to repurchase the notes when required would result in an event of default with respect to the notes. We cannot assure holders that we would have the financial resources, or would be able to arrange financing, to pay the repurchase price for all the notes that might be delivered by holders of notes seeking to exercise the repurchase right. See "Risk Factors-Risks Relating to the Notes -We may not be able to repurchase notes upon a fundamental change or upon the exercise of the holders' options to require repurchase of the notes."

Events of Default

      Each of the following constitutes an event of default with respect to the notes:

      (1) a default in the payment when due of any principal of any of the notes at maturity, upon redemption or exercise of a repurchase right or otherwise;

      (2) a default in the payment of any interest, additional interest or any make-whole premium when due under the notes, which default continues for 30 days;

      (3) a default in our obligation to satisfy our conversion obligation upon exercise of a holder's conversion right;

      (4) a default in our obligation to provide notice of the occurrence of a fundamental change when required by the indenture;

      (5) our failure to perform or comply with the provisions described under "-General-The Notes" to the extent they relate to the issuance of subsidiary guarantees, or any subsidiary guarantee with respect to the notes ceases to be in full force and effect (other than in accordance with the terms of the indenture) or is declared to be null and void and unenforceable or the subsidiary guarantee with respect to the notes is found to be invalid or a subsidiary guarantor that is a significant subsidiary denies its liability under its subsidiary guarantee with respect to the notes (other than by reason of release of the subsidiary guarantor in accordance with the terms of the indenture);

      (6) our failure to comply with any of our other agreements in the notes or the indenture upon receipt of notice to us of such default from the trustee or to us and the trustee from holders of not less than 25% in aggregate principal amount of the notes then outstanding, and our failure to cure (or obtain a waiver of) such default within 60 days after we receive such notice;

      (7) C&D or any significant subsidiary fails to make any payment of principal in excess of $10 million in respect of indebtedness for borrowed money, when and as the same shall become due and payable, whether at maturity or upon acceleration, and such indebtedness is not paid, or such acceleration is not rescinded, by the end of the 30th day after receipt of notice to us of such default from the trustee or to us and the trustee from holders of not less than 25% in aggregate principal amount of the notes then outstanding; or

      (8) certain events of bankruptcy, insolvency or reorganization of C&D or any other significant subsidiary.

      The term "significant subsidiary" means any of our subsidiaries which has:
(i) consolidated assets or in which we and our other subsidiaries have investments equal to or greater than 10% of our total consolidated assets; or
(ii) consolidated gross revenue equal to or greater than 10% of our consolidated gross revenue.

      If an event of default other than an event of default  described in clause
(8) above with respect to C&D occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding may declare the principal amount of the notes then outstanding plus any interest on the notes accrued and unpaid (including additional interest, if any) through the date of such declaration to be immediately due and payable.

      The indenture provides that if an event of default described in clause (8) above with respect to C&D occurs, the principal amount of the notes plus accrued and unpaid interest (including additional interest, if any) will automatically become immediately due and payable. However, the effect of such provision may be limited by applicable law.

      At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the notes then
outstanding   may,   under  certain   circumstances,   rescind  and  annul  such
acceleration.

      Subject to the indenture, applicable law and the trustee's indemnification, the holders of a majority in aggregate principal amount of the outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the notes.

No holder has any right to institute any proceeding under the indenture, or for the appointment of a receiver or a trustee, or for any other remedy under the indenture unless:

      o the holder has previously given the trustee written notice of a continuing event of default;

      o the holders of at least 25% in aggregate principal amount of the notes then outstanding have made a written request and have offered indemnity reasonably satisfactory to the trustee to institute such proceeding as trustee; and

      o the trustee has failed to institute such proceeding within 60 days after such notice, request and offer, and has not received from the holders of a majority in aggregate principal amount of the notes then outstanding a direction inconsistent with such request within 60 days after such notice, request and offer.

      However, the above limitations do not apply to a suit instituted by a holder for the enforcement of payment of the principal of or any interest on any note on or after the applicable due date or the right to convert the note in accordance with the indenture.

      Generally, the holders of not less than a majority of the aggregate principal amount of outstanding notes may waive any default or event of default other than:

      o     our  failure  to  pay  principal  of  or  any  interest   (including
            additional interest, if any) on any note when due or the payment of any redemption or repurchase price;

      o our failure to convert any note into common stock and cash for fractional shares; and

      o our failure to comply with any of the provisions of the indenture that cannot be modified without the consent of the holder of each outstanding note.

      We are required to furnish to the trustee, on an annual basis, a statement by our officers as to whether or not we, to the officers' knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture, specifying any known defaults.

Consolidation, Merger and Sale of Assets

      We may not consolidate with or merge into any person in a transaction in which we are not the surviving person or convey, transfer or lease all or substantially all of our properties and assets to any successor person, unless:

      o we are the surviving person or the resulting, surviving or transferee person, if other than us, is organized and validly existing under the laws of the United States of America, any state of the United States, or the District of Columbia and assumes our obligations on the notes and under the indenture; and

      o immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.

      When such a person assumes our obligations in such circumstances, subject to certain exceptions, we shall be discharged from all obligations under the notes and the indenture. Although the indenture permits these transactions, some of the transactions described above could constitute a fundamental change of C&D and permit each holder to require us to repurchase the notes of such holder as described above under "-Repurchase of Notes at the Option of Holders Upon a Fundamental Change." Notwithstanding the foregoing, C&D may transfer all or substantially all of its assets to a wholly-owned subsidiary without assuming our obligations on the notes and under the indenture, provided that such subsidiary shall be required to guarantee the notes if we issue debt securities and any of our subsidiaries guarantee such debt securities, in each case, to the same extent that they guaranteed such other debt securities.

Modification and Waiver

      Except as described below, we and the trustee may amend or supplement the indenture or the notes with the consent of the holders of at least a majority in aggregate principal amount of the outstanding notes. In addition, subject to certain exceptions, the holders of a majority in aggregate principal amount of the outstanding notes may waive our compliance in any instance with any provision of the indenture without notice to the holders. However, no amendment, supplement or waiver may be made without the consent of the holder of each outstanding note if such amendment, supplement or waiver would:

      (1) change the stated maturity of the principal of or the payment date of any installment of interest, contingent interest or additional interest on or with respect to the notes;

      (2) reduce the principal amount of, repurchase price or redemption price of, or the make-whole premium or rate of interest or additional interest on any note;

      (3) reduce the amount of principal payable upon acceleration of the maturity of any note;

      (4) change the currency in which the principal, repurchase price or redemption price or interest with respect to the notes is payable;

      (5) impair the right to institute suit for the enforcement of any payment on, or with respect to, any note;

      (6) modify the provisions with respect to the repurchase rights of the holders described under "-Repurchase of Notes at the Option of Holders Upon a Fundamental Change" or "-Repurchase of Notes at the Option of Holders" in a manner adverse to holders;

      (7) adversely affect the right of holders to convert notes other than as provided in the indenture;

      (8) reduce the percentage in principal amount of the outstanding notes, the consent of whose holders is required in order to take specific actions including, but not limited to, the waiver of past defaults or the modification or amendment of the indenture; or

      (9) alter the manner of calculation or rate of accrual of interest or additional interest, redemption price, repurchase price or the make-whole premium on any note or extend the time for payment of any such amount.

      We and the trustee may amend or supplement the indenture or the notes without notice to, or the consent of the holders to, among other things:

      (l) cure any ambiguity, defect or inconsistency;

      (2) provide for uncertificated notes in addition to or in place of certificated notes;

      (3) provide for the assumption of our obligations to holders of notes in the case of a share exchange, merger or consolidation or sale of all or substantially all of our assets;

      (4) make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect in any material respect the legal rights under the indenture of any such holder;

      (5) add a guarantor;

      (6) comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

      (7) secure the notes;

      (8) comply with the rules of any applicable securities depositary, including DTC;

      (9) conform the text of the indenture or the notes to any provision of this description of the notes to the extent that the text of this description of notes was intended by the Company and the initial purchasers to be a recitation of the text of the indenture or the notes as represented by the Company to the trustee in an officers' certificate; or

      (10) provide for a successor trustee in accordance with the terms of the indenture or to otherwise comply with any requirement of the indenture.

Satisfaction and Discharge

      We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the paying agent or conversion agent, as the case may be, after the notes have become due and payable, whether at maturity or any repurchase date or by delivery of a notice of redemption or conversion or otherwise, cash, shares or other consideration (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of the Notes

      We or our agents are responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determination of the sale price of our common stock and the amount of any make-whole premium. We or our agents will make all these calculations in good faith and, absent manifest error, our and their calculations will be final and binding on holders of notes. We or our agents will provide a schedule of these calculations to the trustee, and the trustee is entitled to conclusively rely upon the accuracy of these calculations without independent verification.

Governing Law

      The indenture and the notes are governed by, and construed in accordance with, the laws of the State of New York.

Concerning the Trustee

      The Bank of New York is the trustee under the indenture. The trustee is the paying agent, conversion agent and registrar for the notes.

      If the trustee becomes one of our creditors, the indenture limits the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claims as security or otherwise. The trustee will be permitted to engage in other transactions; if, however, after a default has occurred and is continuing, it acquires any conflicting interest, it must eliminate such conflict with 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

Book-Entry Delivery and Form

      We issued the notes in the form of global security. The global security has been deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as DTC's nominee. Except as set forth below, the global security may be transferred, in whole and not in part, only to DTC or another nominee of DTC. Holders may hold their beneficial interests in the global security directly through DTC if they have an account with DTC or indirectly through organizations that have accounts with DTC. Notes in definitive certificated form (called "certificated securities") will be issued only in certain limited circumstances described below.

      DTC has advised us that it is:

      o a limited purpose trust company organized under the laws of the State of New York;

      o     a member of the Federal Reserve System;

      o a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

      o a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

      DTC was created to hold securities of institutions that have accounts with DTC (called "participants") and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, which may include the initial purchasers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others such as banks, brokers, dealers and trust companies (called the "indirect participants") that clear through or maintain a custodial relationship with a participant, whether directly or indirectly.

      Ownership of beneficial interests in the global security is limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in the global security is shown on, and the transfer of those beneficial interests is effected only through, records maintained by DTC (with respect to participants' interests), the participants and the indirect participants. The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to transfer or pledge beneficial interests in the global security.

      Owners of beneficial interests in the global security who desire to convert their interests into common stock should contact their brokers or other participants or indirect participants through whom they hold such beneficial interests to obtain information on procedures, including proper forms and cut-off times, for submitting requests for conversion.

      So long as DTC, or its nominee, is the registered owner or holder of a global security, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global security for all purposes under the indenture and the notes. In addition, no owner of a beneficial interest in a global security will be able to transfer that interest except in accordance with the applicable procedures of DTC. Except as set forth below, as an owner of a beneficial interest in the global security, a holder is not entitled to have the notes represented by the global security registered in its name, will not receive or be entitled to receive physical delivery of certificated securities and are not considered to be the owner or holder of any notes under the global security. We understand that, under existing industry practice, if an owner of a beneficial interest in the global security desires to take any action that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take such action, and the participants would authorize beneficial owners owning through such participants to take such action or would otherwise act upon the instructions of beneficial owners owning through them.

      We make payments of principal of, premium, if any, and any interest on the notes represented by the global security registered in the name of and held by DTC or its nominee to DTC or its nominee, as the case may be, as the registered owner and holder of the global security. We expect that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest on the global security, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants or indirect participants to owners of beneficial interests in the global security held through such participants or indirect participants will be governed by standing instructions and customary practices and will be the responsibility of such participants or indirect participants. Neither we, the trustee nor any paying agent or conversion agent have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in the global security for any note or for maintaining, supervising or reviewing any records relating to such beneficial interests or for any other aspect of the relationship between DTC and its participants or indirect participants or the relationship between such participants or indirect participants and the owners of beneficial interests in the global security owning through such participants. Transfers between participants in DTC are effected in the ordinary way in accordance with DTC rules and are settled in same-day funds.

      DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account the DTC interests in the global security is credited, and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. If, however, DTC notifies us that it is unwilling to be a depository for the global security or ceases to be a clearing agency, and we do not appoint a successor depositary within 90 days, or if there is an event of default under the notes, we will exchange the global security for certificated securities, which we will distribute to DTC participants and which will be legended, if required, as set forth under the heading "Transfer Restrictions."

      Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the global security among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility or liability for the performance by DTC or the participants or indirect participants of their respective obligations under the rules and procedures governing their respective operations.

Registration Rights

      The following summary of the registration rights to be provided in the registration rights agreement is not complete. You should refer to the registration rights agreement for a full description of the registration rights that apply to the notes.

      In the registration rights agreement, we agreed for the benefit of the holders of the notes and the common stock issuable upon conversion of the notes, or the registrable securities, to use our commercially reasonable efforts to keep the shelf registration statement of which this prospectus is a part effective until the earliest of:

      (1) two years from the latest date of original issuance of the notes;

      (2) the date when all registrable securities shall have been registered under the Securities Act and disposed of;

      (3) the date on which all registrable securities held by non-affiliates are eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act; and

      (4) the date on which the registrable securities cease to be outstanding.

      If we notify the holders in accordance with the registration rights agreement to suspend the use of the prospectus upon the occurrence of certain events, then the holders will be obligated to suspend the use of the prospectus until the requisite changes have been made, and the period of effectiveness of the shelf registration statement provided for in clause (1) above shall be extended by the number of days from and including the date of the giving of such notice to and including the date when holders have been advised by us that the prospectus may be used or have received the amended or supplemented prospectus.

      A holder of registrable securities that sells registrable securities pursuant to the shelf registration statement generally is required to provide information about itself and the specifics of the sale, be named as a selling securityholder in the related prospectus, deliver a prospectus to purchasers, be subject to relevant civil liability provisions under the Securities Act in connection with such sales and be bound by the provisions of the registration rights agreement which are applicable to such holder.

      If after the shelf registration statement has been declared effective by the SEC, such shelf registration statement ceases to be effective, or the shelf registration statement or prospectus contained therein ceases to be usable in connection with the resales of notes and the common stock issuable upon the conversion of the notes, in accordance with and during the periods specified in the registration rights agreement because either (i) any event occurs as a result of which the prospectus forming part of such shelf registration statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading or (ii) it shall be necessary to amend such shelf registration statement or supplement the related prospectus to comply with the Securities Act or Exchange Act or the respective rules thereunder (we refer to each such event described above as a registration default), additional interest will accrue on the notes, from and including the date on which the registration default shall occur to but excluding the date on which all such registration defaults have been cured, at the rate of (a) 0.25% of the principal amount of the notes per year to and including the 90th day following the occurrence of such registration default and
(b) 0.50% of the principal amount of the notes per year from and after the 91st day following such registration default. No additional interest will accrue on any shares of common stock into which notes have been converted.

      Notwithstanding the foregoing, we may suspend the availability of the shelf registration statement and the use of any prospectus by written notice to the holders for a period or periods not to exceed an aggregate of 60 calendar days in any twelve month period (we refer to each of these periods of suspension as a suspension period) without incurring such additional interest upon the occurrence of certain events, including the following:

      (i) the happening of any event that requires us to make changes in the shelf registration statement or any related prospectus in order that the shelf registration statement or any related prospectus does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

      (ii) the occurrence or existence of any pending corporate development or other similar event with respect to us or a public filing with the SEC that, in our reasonable discretion, makes it appropriate to suspend the availability of a shelf registration statement and the related prospectus; and

      (iii) it becomes necessary to amend the shelf registration statement or supplement the related prospectus to comply with the Securities Act or Exchange Act or the respective rules thereunder.

      From and after the date of this prospectus, each holder wishing to sell its registrable securities pursuant to the shelf registration statement and this prospectus must deliver a questionnaire to us at least 10 business days prior to any intended distribution. As promptly as practicable after the later of receipt of a questionnaire or the expiration of any suspension period in effect when such questionnaire is delivered, we will file, if required by applicable law, a post-effective amendment to the shelf registration statement of which this prospectus is a part or a supplement to this prospectus. In no event will we be required to file more than one post-effective amendment in any calendar quarter or to file a supplement or posteffective amendment during any suspension period.

      We will pay all expenses incident to our performance of and compliance with the registration rights agreement, provide each holder that is selling registrable securities pursuant to the shelf registration statement copies of the related prospectus as reasonably requested and take other actions as are required under the terms of the registration rights agreement to permit, subject to the foregoing, unrestricted resales of the registrable securities.

DESCRIPTION OF CAPITAL STOCK

General

      The following is a summary of the key terms and provisions of our capital stock. You should refer to the applicable provisions of our restated certificate of incorporation and our amended and restated by-laws, each as amended, the Delaware General Corporation Law and our public filings for a complete statement of the terms and rights of our capital stock.

      As of the date of this prospectus, we are authorized to issue up to 75,000,000 shares of common stock, par value $0.01 per share. As of March 31, 2006, we had 25,528,926 shares of common stock issued and outstanding.

Common Stock

      The holders of shares of our common stock are entitled to share ratably in such dividends as may be declared by the board of directors and paid by us out of funds legally available therefor and, upon dissolution and liquidation, to share ratably in the net assets available for distribution to stockholders. See "Price Range of Common Stock and Dividend Policy." Holders of shares of common stock have no redemption, preemptive or subscription rights.

      Holders of shares of our common stock are entitled to one vote per share for the election of directors and for all other matters to be submitted to a vote of our stockholders. Holders of shares of common stock have no cumulative voting rights.

Possible Anti-Takeover Provisions

      Our restated certificate of incorporation, by-laws, stockholder rights plan and Delaware law contain provisions that might be characterized as anti-takeover provisions. Such provisions may render more difficult possible takeover proposals to acquire control of us and make removal of our management more difficult. Our by-laws permit the board of directors to increase its own size and fill the resulting vacancies.

Stockholder Rights Plan

      On February 22, 2000, our board of directors declared a dividend of one common stock purchase right (a "Right") for each share of common stock outstanding on March 3, 2000 to the stockholders of record on that date, pursuant to a Rights Agreement. Bank of New York currently serves as rights agent. Upon the occurrence of certain events, each Right will entitle the registered holder to purchase from us one one-hundredth of a share of common stock at a purchase price of $150 per one one-hundredth of a share, subject to adjustment, as stated in the Rights Agreement. Upon the occurrence of certain events involving a hostile takeover of us, unless our board of directors acts otherwise, each holder of a Right, other than Rights beneficially owned by the acquiring company, will thereafter have the right to receive upon exercise: (i) that number of shares of our common stock having a market value equal to two times the purchase price of the Right or (ii) that number of shares of common stock of the acquiring company that at the time of the transaction has a market value of two times the exercise price of the Right.

Delaware Law Provision

      The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years prior to the proposed business combination, did own) 15% or more of the corporation's voting stock. This law may have the effect of making it more difficult for a third party to acquire control of us.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

      The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes and the shares of common stock into which the notes may be converted, as of the date hereof. Except where noted, this summary deals only with notes and shares of common stock held as capital assets and holders who acquired notes upon their original issuance at the original offering price. Additionally, this summary does not deal with special situations. For example, this summary does not address:

      o tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, expatriates, tax-exempt entities, traders in securities that elect to use a mark-to-market method of accounting for their securities or insurance companies;

      o tax consequences to persons holding notes or shares of common stock as part of a hedging, integrated, constructive sale, or conversion transaction or a straddle;

      o tax consequences to U.S. holders (as defined below) of notes or shares of common stock whose "functional currency" is not the U.S. dollar;

      o tax consequences to partnerships or other pass-through entities and investors in such entities;

      o     alternative minimum tax consequences, if any; or

      o other U.S. federal tax consequences (such as estate and gift tax consequences) and any state, local or foreign tax consequences.

      The discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not address all aspects of U.S. federal income taxes and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances.

      If a partnership holds our notes or shares of common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our notes or shares of common stock, you should consult your tax advisor.

      If you are considering the purchase of notes, you should consult your own tax advisors concerning the U.S. federal income tax consequences to you and any consequences arising under the laws of any state, local, foreign or other taxing jurisdiction.

      To ensure compliance with Internal Revenue Service Circular 230, you are hereby notified that the discussion of tax matters set forth in this prospectus was written in connection with the promotion or marketing (within the meaning of IRS Circular 230) by the Issuer of the transactions or matters addressed herein and was not intended or written to be used, and cannot be used by any prospective investor, for the purpose of avoiding tax-related penalties under federal, state, or local tax law. Each holder should seek advice based on its particular circumstances from an independent tax advisor.

Consequences to U.S. Holders

      The following is a summary of the U.S. federal income tax consequences that apply to a U.S. holder of notes or shares of our common stock. "U.S. holder" means a beneficial owner of a note or our common stock that is for United States federal income tax purposes:

      o     an individual citizen or resident of the United States;

      o a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

      o an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

      o a trust if (1) it is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust, or
            (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

Stated Interest

      Stated interest on the notes will generally be taxable to a U.S. holder as ordinary income at the time it is paid or accrues in accordance with the U.S. holder's method of accounting for U.S. federal income tax purposes.

Constructive Distributions

      The conversion rate of the notes will be adjusted in certain circumstances, such as a stock split or stock dividend or certain distributions to our stockholders. Under Section 305(c) of the Code, adjustments (or failures to make adjustments) that have the effect of increasing a holder's proportionate interest in assets or earnings may in some circumstances result in a deemed distribution to a holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the notes, however, will generally not be considered to result in a deemed distribution. Conversion rate adjustments arising from a stock split or a stock dividend are generally considered to be pursuant to a bona fide reasonable adjustment formula and thus will not give rise to a deemed dividend. However, certain of the possible conversion rate adjustments (generally including adjustments to the conversion rate upon a distribution to our stockholders that is treated as a taxable dividend) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, U.S. holders of notes will be deemed to have received a distribution even though they have not received any cash or property as a result of such adjustments. In addition, if an event occurs that dilutes the noteholders' interests and the conversion price is not adjusted, the resulting increase in the proportionate interests of stockholders could be treated as a taxable stock dividend to those stockholders. Any deemed distributions will be taxable as a dividend, return of capital or capital gain in accordance with the rules described below. A constructive dividend deemed paid to a U.S. holder should be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received.
Corporate U.S. holders should be entitled to claim the dividends received deduction with respect to any such constructive dividends.

Sale, Exchange, Redemption or Other Disposition of Notes

      A U.S. holder will generally recognize gain or loss upon the sale, exchange, redemption or other taxable disposition of a note (including a conversion entirely paid in cash) equal to the difference between the amount realized (less any accrued interest which will be taxable as such) upon the sale, exchange, redemption or other taxable disposition and the holder's adjusted tax basis in the note. A U.S. holder's adjusted tax basis in a note will generally be equal to the amount paid for the note. Any gain or loss recognized on a taxable disposition of the note will be capital gain or loss. A noncorporate U.S. holder who has held the note for more than one year generally will be subject to reduced rates of taxation on such gain. The ability to deduct capital losses may be limited.

Conversion of Notes

      Conversion entirely for stock. A U.S. holder's conversion of a note solely into shares of our common stock generally will not be a taxable event for U.S. federal income tax purposes, except that the receipt of cash in lieu of a fractional share of our common stock will result in capital gain as described below. A U.S. holder's adjusted tax basis in our common stock received upon conversion will be the same as the U.S. holder's adjusted tax basis in the note at the time of conversion, reduced by any basis attributable to a fractional share. The U.S. holder's holding period for the common stock received will include the holding period for the note converted.

      Conversion for part stock and part cash. The U.S. federal income tax treatment of a U.S. holder's conversion of the notes into common stock and cash is uncertain. U.S. holders should consult their tax advisors to determine the correct treatment of such conversion. It is possible that the conversion may be treated as a partially taxable exchange or as a recapitalization, as briefly discussed below.

      The conversion of a note into our common stock and cash may be treated for U.S. federal income tax purposes as in part a conversion into stock and in part a payment in redemption of a portion of the notes. In that event, a U.S. holder would not recognize any income, gain or loss with respect to the portion of the notes considered to be converted into stock, except with respect to any cash received in lieu of a fractional share of stock (which will be treated in the manner described below). A U.S. holder's adjusted tax basis in the stock received upon conversion generally would be equal to the portion of its adjusted tax basis in a note allocable to the portion of the note deemed converted. A U.S. holder's holding period for such common stock generally would include the period during which the U.S. holder held the note.

      With respect to the part of the conversion that would be treated under this characterization as a payment in redemption of the remaining portion of the note, a U.S. holder generally would recognize gain or loss equal to the difference between the amount of cash received and the U.S. holder's adjusted tax basis allocable to such portion of the note. Gain or loss recognized will be long-term capital gain or loss if the U.S. holder has held the note for more than one year. In the case of certain non-corporate U.S. holders, long-term capital gains are generally eligible for a reduced rate of United States federal income taxation. The deductibility of capital losses is subject to certain limitations under the Code.

      A holder generally may allocate its adjusted tax basis in a note among the portion of the note that is deemed to have been converted and the portion of the note that is deemed to have been redeemed based on the relative fair market value of common stock and the amount of cash received upon conversion.

      The conversion of a note into common stock and cash may instead be treated in its entirety as a recapitalization for U.S. federal income tax purposes, in which case a U.S. holder would be required to recognize gain on the conversion but would not be allowed to recognize any loss. Accordingly, such tax treatment may be less favorable to a U.S. holder than if the conversion were treated as part conversion and part redemption, as described above. If the conversion constitutes a recapitalization, a U.S. holder generally would recognize gain (but not loss) in an amount equal to the lesser of (i) the excess (if any) of
(A) the amount of cash (not including cash received in lieu of fractional shares) and the fair market value of common stock received (treating fractional shares as received for this purpose) in the exchange over (B) the U.S. holder's adjusted tax basis in the notes, and (ii) the amount of cash received upon conversion (other than cash received in lieu of fractional shares, which will be treated in the manner described below). The U.S. holder would have an aggregate tax basis in the common stock received in the conversion equal to the aggregate tax basis of the notes converted, decreased by the aggregate amount of cash (other than cash in lieu of fractional shares) received upon conversion and increased by the aggregate amount of gain (if any) recognized upon conversion (other than gain realized as a result of cash received in lieu of fractional shares). The holding period for such common stock received by the U.S. holder would include the period during which the U.S. holder held the notes. Gain recognized will be long-term capital gain or loss if the U.S. holder has held the notes for more than one year. In the case of certain noncorporate U.S. holders (including individuals), long-term capital gains are generally eligible for a reduced rate of taxation. The deductibility of capital losses is subject to certain limitations under the Code.

      Treatment of cash in lieu of a fractional shares. If a U.S. holder receives cash in lieu of a fractional share of common stock, such U.S. holder would be treated as if the fractional share had been issued and then redeemed for cash. Accordingly, a U.S. holder generally will recognize capital gain or loss with respect to the receipt of cash in lieu of a fractional share measured by the difference between the cash received for the fractional share and the portion of the U.S. holder's adjusted tax basis in the notes that is allocated to the fractional share.

Dividends on Common Stock

      If a U.S. holder converts a note for shares of common stock and we make a distribution in respect of that stock, the distribution generally will be treated as a dividend to the extent it is paid from current or accumulated earnings and profits. If the distribution exceeds current and accumulated earnings and profits, the excess will be treated as a nontaxable return of capital reducing the U.S. holder's adjusted tax basis in the U.S. holder's common stock to the extent of the U.S. holder's adjusted tax basis in that stock. Any remaining excess will be treated as capital gain. Dividends received by individual holders generally will be subject to a reduced maximum tax rate of 15% through December 31, 2008, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income. The rate reduction will not apply to dividends received to the extent that the U.S. holder elects to treat dividends as "investment income," which may be offset by investment expense. Furthermore, the rate reduction also will not apply to dividends that are paid to a U.S. holder with respect to shares of common stock that are held by such holder for less than 61 days during the 121-day period beginning on the date that is 60 days before the date on which the shares of common stock became ex-dividend with respect to such dividend. If a U.S. holder is a U.S. corporation, it generally will be able to claim a dividends received deduction.

Sale, Exchange, Redemption or Other Disposition of Stock

      A U.S. holder will generally recognize capital gain or loss on a sale or exchange of common stock. The U.S. holder's gain or loss will equal the difference between the amount realized by the U.S.

holder and the U.S. holder's adjusted tax basis in the stock. The amount realized by the U.S. holder will include the amount of any cash and the fair market value of any other property received for the stock. Gain or loss recognized by a U.S. holder on a sale or exchange of stock will be long-term capital gain or loss if the holder held the stock for more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

      When required, we or our paying agent will report to the holders of the notes and common stock and the IRS amounts paid on or with respect to the notes and the common stock during each calendar year and the amount of tax, if any, withheld from such payments. A U.S. holder will be subject to backup withholding on interest payments made on the notes and dividends paid on the common stock and proceeds from the sale of the common stock or the notes (including a redemption or retirement) at the applicable rate (which is currently 28%) if the U.S. holder (a) fails to provide us or our paying agent with a correct taxpayer identification number or certification of exempt status (such as certification of corporate status), (b) has been notified by the IRS that it is subject to backup withholding as a result of the failure to properly report payments of interest or dividends or, (c) in certain circumstances, has failed to certify under penalty of perjury that it is not subject to backup withholding. A U.S. holder may be eligible for an exemption from backup withholding by providing a properly completed IRS Form W-9 to us or our paying agent. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a U.S. holder's United States federal income tax liability provided the required information is properly furnished to the IRS on a timely basis.

Consequences to Non-U.S. Holders

      The following is a summary of the U.S. federal income tax consequences that apply to you if you are a non-U.S. holder of notes or shares of common stock. The term "non-U.S. holder" means a beneficial owner of a note or shares of common stock that is, for U.S. federal income tax purposes, an individual, corporation, trust, or estate that is not a U.S. holder. Special rules may apply to certain non-U.S. holders such as "controlled foreign corporations" or "passive foreign investment companies." Such entities should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Stated Interest

      Subject to the discussion of backup withholding below, a non-U.S. holder will not be subject to United States federal withholding tax or income tax in respect of interest income on the notes if the interest qualifies for the so-called portfolio interest exemption. The portfolio interest exemption will be satisfied provided that:

      o interest paid on the note is not effectively connected with the non-U.S. holder's conduct of a trade or business in the United States;

      o the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of Section 871(h)(3) of the Code;


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

      o the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

      o     the  non-U.S.  holder is not a bank whose  receipt of  interest on a note is described in Section 881(c)(3)(A) of the Code; and

      o the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS W-8BEN (or successor form)) or
            (b) the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and satisfies the certification requirements of applicable Treasury regulations.

      If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the holder provides us with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States.

      If a non-U.S. holder is engaged in a trade or business in the United States and interest on the note is effectively connected with the conduct of that trade or business, and if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment, the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis (although exempt from the 30% withholding tax, provided the non-U.S. holder complies with certain certification and disclosure requirements discussed in the fifth bullet point above) in the same manner as if it were a U.S. holder. In addition, a foreign corporation may be subject to a branch profits tax equal to 30% (or lower applicable income tax treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States.

Dividends on Common Stock

      Any dividends paid with respect to the shares of common stock that are received upon the conversion of the notes (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate, see "-Consequences to U.S. Holders-Constructive Distributions" above) will be subject to withholding tax at a 30% rate or such lower rate as specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, where an applicable tax treaty so provides, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual or corporate rates. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty.

      A non-U.S. holder of shares of common stock who wishes to claim the benefit of an applicable treaty rate is required to satisfy applicable certification and other requirements. If a non-U.S. holder is eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty, the holder may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the Internal Revenue Service.

Sale, Exchange, Redemption or Other Disposition of Notes or Shares

      Any gain realized by a non-U.S. holder upon the sale, exchange, redemption or other taxable disposition of a note or shares of common stock (including a conversion of the note into shares of common stock that is treated as a taxable event, see "-Consequences to U.S. Holders-Conversion of Notes") will not be subject to U.S. federal income tax unless:

      o that gain is effectively connected with the conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment);

      o the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

      o We are treated as a "U.S. real property holding corporation" for the applicable statutory period. We are not, and do not anticipate that we will become, a "U.S. real property holding corporation" for U.S. federal income tax purposes.

      A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. holder. If a non-U.S. holder is eligible for the benefits of a tax treaty between the United States and its country of residence, any such gain will be subject to United States federal income tax in the manner specified by the treaty if the non-U.S. holder claims the benefit of the treaty by properly submitting an IRS Form W-8BEN (or suitable successor or substitute form)and generally will only be subject to such tax if such gain is attributable to a permanent establishment maintained by the non-U.S. Holder in the United States. A non-U.S. holder that is a foreign corporation and is described in the first bullet point above will be subject to tax on gain under regular graduated U.S. federal income tax rates and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses, even though the holder is not considered a resident of the United States.

Information Reporting and Backup Withholding

      Generally, we must report to the IRS and to non-U.S. holders the amount of interest and dividends paid to the holder and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest and dividend payments and any withholding may also be made available to the tax authorities in the country in which the holder resides under the provisions of an applicable income tax treaty.

      In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest or dividends that we make to the holder and the non-U.S. holder has provided the statement described above in the fifth bullet point under "Stated Interest." A non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale or other disposition (including a redemption or retirement) of a note or shares of our common stock within the United States or conducted through certain U.S.-related payors, unless the payor of the proceeds receives the statement described above or the holder otherwise establishes an exemption.

      Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a holder's U.S. federal income tax liability provided the required information is furnished to the IRS on a timely basis.

PLAN OF DISTRIBUTION

      The securities to be offered and sold using this prospectus are being registered to permit public secondary trading of these securities by the selling security holders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling security holders of the securities offered by this prospectus. The aggregate proceeds to the selling security holders from the sale of the notes or the common stock issuable upon conversion of the notes will be the purchase price of such notes or common stock less any discounts and commissions. A selling security holder reserves the right to accept and, together with its agents, to reject, any proposed purchases of notes or common stock to be made directly or through agents.

      The notes and the common stock issuable upon conversion of the notes may be sold from time to time to purchasers directly by the selling security holders and their successors, which includes their transferees, pledgees or donees or their successors, or through underwriters, broker-dealers or agents who may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers of the notes and the common stock issuable upon conversion of the notes. These discounts, concessions or commissions may be in excess of those customary in the types of transactions involved.

      The selling security holders and any underwriters, broker-dealers or agents who participate in the distribution of the notes and the common stock issuable upon conversion of the notes may be deemed to be "underwriters" within the meaning of the Securities Act. As a result, any profits on the sale of the notes and the common stock issuable upon the conversion of the notes by selling security holders and any discounts, commissions or concessions received by any such broker-dealers or agents may be deemed to be underwriting discounts, and "underwriters" within the meaning of the Securities Act will be subject to prospectus delivery requirements of the Securities Act. If the selling security holders were deemed to be underwriters, the selling security holders may be subject to certain statutory liabilities of the Securities Act and the Exchange Act. If the notes and the common stock issuable upon conversion of the notes are sold through underwriters, broker dealers or agents, the selling security holders will be responsible for underwriting discounts or commissions or agent's commissions. We estimate that our share of the total expenses of this offering will be approximately $87,000.

     Selling security holders who are registered broker-dealers are "underwriters" within the meaning of the Securities Act. In addition, selling security holders who are affiliates of registered broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act if such selling security holder (i) did not acquire the securities to be resold in the ordinary course of business and (ii) at the time of the acquisition of the securities, had any agreement, understanding or arrangement, direct or indirect with any other person to distribute the securities.

      Broker-dealers may agree with the selling security holders to sell a specified number or amount of securities at a stipulated price per security, and, to the extent such a broker-dealer is unable to do so acting as agent for the selling security holders, to purchase as principal any unsold securities at the price required to fulfill the broker-dealer commitment to the selling security holder. These transactions would be either at market prices prevailing at the time of sale or at negotiated prices. These transactions may involve crosses and block transactions and may involve sales to and through other broker-dealers, including transactions of the nature described above. In connection with such re-sales, the broker-dealers may pay to or receive from the purchasers of the securities commissions computed as described above.

      The notes were issued and sold on November 21, 2005 in a transaction exempt from the registration requirements of the Securities Act pursuant to Rule 144A under the Securities Act.

Pursuant to the registration rights agreement filed as an exhibit to the registration statement of which this prospectus is a part, we have agreed to indemnify holders who have provided us with a notice and questionnaire and each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) the holders who have provided us with a notice and questionnaire, from and against certain liabilities under the Securities Act, the Exchange Act or otherwise, or such persons will be entitled to contribution in connection with these liabilities. We have also agreed to indemnify underwriters, their affiliates and directors and each person who controls such underwriting within the meaning of the Securities Act or Exchange Act to the same extent as provided above. Pursuant to such registration rights agreement, the selling security holders have agreed, severally and not jointly, to indemnify us and each of our directors, officers and control persons from certain liabilities under the Securities Act, the Exchange Act or otherwise, or we will be entitled to contribution in connection with these liabilities.

      Securities covered hereby may be offered and sold at any time and from time to time by the selling security holders. The selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling security holders may sell the securities being offered by this prospectus:

      o with respect to the common stock issuable upon conversion of the notes, on the NYSE or otherwise at prices and at terms then prevailing or at prices related to the then-current market price; or

      o in private sales at negotiated prices directly or through one or more brokers, who may act as agent or as principal.

      The securities may be sold by one or more of, or a combination of, the following:

      o a block trade in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by such broker-dealer for its account pursuant to this prospectus;

      o an exchange distribution in accordance with the rules of such exchange;

      o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

      o     privately negotiated transactions;

      o the writing of options (including the issuance by the selling security holders of derivative securities), whether the options or such other derivative securities are listed on an options or other exchange or otherwise; or

      o     the settlement of short sales; or

      o     any other method permitted by law.

      In connection with sales of the securities to be offered and sold pursuant to this prospectus, the selling security holders may (A) enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging positions they assume, (B) sell securities short and deliver securities to close out short portions, (C) loan or pledge the securities to broker-dealers or other financial institutions that in turn may sell such securities, (D) enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of the securities, which the broker-dealer or other financial institution may resell pursuant to the prospectus, or (E) enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

      Under the rules and regulations of the Exchange Act, the selling security holders may be a person engaged in the distribution of the common stock and may not simultaneously engage in market making activities with respect to our common stock for a period of five business days prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions, rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling security holders. We will make copies of this prospectus available to the selling security holders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

      The selling security holders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against some liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any such broker-dealer, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any such broker-dealer purchases shares as principal. The selling security holders will bear all commissions and discounts, if any, attributable to the sales of the shares.

      To comply with the securities laws of some states, if applicable, our common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, some states prevent our common stock from being sold unless such shares have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

      The validity of the notes and the validity of the common stock issuable upon conversion of the notes will be passed upon for us by Duane Morris LLP, Philadelphia, Pennsylvania.

EXPERTS

      The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting), incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended January 31, 2006, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      We will bear no expenses in connection with any sale or other distribution by the selling security holders of the securities being registered other than the expenses of preparation and distribution of this registration statement and the prospectus included in this registration statement. Such expenses are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

      SEC registration fee ....................   $  8,025
      Legal fees and expenses .................     35,000
      Accounting fees and expenses ............     35,000
      Printing and other expenses .............      8,750
                                                  --------
              Total ...........................   $ 86,775
                                                  ========

Item 15. Indemnification of Directors and Officers.

      Section 145 of the DGCL authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys' fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

      Our restated certificate of incorporation and amended and restated by-laws, each as amended, provide for indemnification of our directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL.

      Section 145 of the DGCL further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him. We maintain policies insuring our officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

Item 16. Exhibits.

      3.1   Restated   Certificate   of   Incorporation   of  C&D,   as  amended
            (incorporated by reference to Exhibits 3.1 and 3.2 to C&D's Current Report on Form 8-K dated June 30, 1998).

      3.2   Amended and Restated  By-laws of C&D  (incorporated  by reference to
            Exhibit 3.1 to C&D's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2002).

      4.1 Rights Agreement dated as of February 22, 2000, between C&D and Mellon Investor Services, LLC (formerly ChaseMellon Shareholder Services, L.L.C.), as rights agent, which includes as Exhibit B thereto the form of rights certificate (incorporated by reference to Exhibit 1 to C&D's Form 8-A Registration Statement filed on February 28, 2000); Amendment to Rights Agreement (incorporated by reference to Exhibit 10.3 to C&D's Quarterly Report on Form 10-Q for the period ended October 31, 2004).

      4.2 Purchase Agreement dated November 16, 2005, among C&D, Credit Suisse First Boston LLC and Wachovia Capital Markets, LLC (incorporated by reference to Exhibit 4.2 to C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2006).

      4.3 Registration Rights Agreement dated November 21, 2005, among C&D, Credit Suisse First Boston LLC and Wachovia Capital Markets, LLC (incorporated by reference to Exhibit 4.3 to C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2006).

      4.4 Indenture, dated as of November 21, 2005, between C&D and Bank of New York, as trustee (incorporated by reference to Exhibit 4.4 to C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2006).

      4.5 Form of C&D Technologies, Inc. 5.25% Convertible Senior Notes due 2025 (incorporated by reference to Exhibit 4.5 to C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2006).

      5.1 Opinion of Duane Morris LLP, regarding the legality of the notes and the underlying common stock. (to be filed by amendment).

      8.1 Opinion of Duane Morris LLP as to tax matters (to be filed by amendment).

      10.1 Purchase Agreement dated November 27, 1985, between Allied, Allied Canada Inc. and C&D; Amendments thereto dated January 28 and October 8, 1986 (incorporated by reference to Exhibit 10.1 to C&D's Registration Statement on Form S-1, No. 33-10889).

      10.2  Agreement   dated   December  15,  1986,   between  C&D  and  Allied
            (incorporated by reference to Exhibit 10.2 to C&D's Registration Statement on Form S-1, No. 33-10889).

      10.3 Lease Agreement dated February 15, 1994, by and between Sequatchie Associates, Incorporated and C&D Charter Power Systems, Inc. (which has since been merged into C&D) (incorporated by reference to Exhibit 10.1 to C&D's Quarterly Report on Form 10-Q for the quarter ended April 30, 1999); Extension and Modification Agreement effective December 19, 2003 (incorporated by reference to Exhibit 10.3 to C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2004).

      10.4 Purchase and Sale Agreement, dated as of November 23, 1998, among Johnson Controls, Inc. and its subsidiaries as Seller and C&D and C&D Acquisition Corp. as Purchaser (incorporated by reference to
            Exhibit  2.1 to C&D's  Current  Report  on Form 8-K  dated  March 1,
            1999).

      10.5 Amended and Restated Credit Agreement dated as of June 30, 2004, among C&D Technologies, Inc. and Certain of its Subsidiaries as the Borrowers, the Subsidiaries identified herein as the Guarantors, Citizens Bank as Syndication Agent, LaSalle National Bank National Association as Co-Agent, Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer and the Other Lenders Party Hereto Arranged By Banc of America Securities LLC as Sole Lead Arranger and Sole Book Manager (incorporated by reference to Exhibit
            10.1 to C&D's Quarterly Report on Form 10-Q for the period ended July 31, 2004), First Amendment thereto dated as of December 9, 2004 (incorporated by reference to Exhibit 10.5 to C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2005), Second
            Amendment thereto dated as of April 21, 2005 (incorporated by reference to Exhibit 10.5 to C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2005), Third Amendment thereto dated as of April 29, 2005 (incorporated by reference to Exhibit
            10.5 to C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2005), Fourth Amendment and Waiver thereto dated as of November 8, 2005 (incorporated by reference to Exhibit 10.1 to C&D's Current Report on Form 8-K dated November 15, 2005).

      10.6 Security Agreement dated April 21, 2005, among C&D Technologies, Inc., C&D International Investment Holdings Inc., C&D Charter Holdings, Inc., C&D Technologies (Datel), Inc., Datel Systems, Inc., C&D Dynamo Corp., Dynamo Acquisition Corp., C&D Technologies (CPS) LLC and Datel Holding Corporation as Grantors, and the Bank of America, N.A., in its capacity as administrative agent for the holders of the Secured Obligations (incorporated by reference to Exhibit 10.6 to C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2005).

      10.7 Uncommitted loan facility dated June 5, 2001, between C&D Holdings Limited and ABN Amro Bank N.V. (incorporated by reference to Exhibit
            10.2 to C&D's Quarterly Report on Form 10-Q for the period ended April 30, 2001).

      10.8 Asset Purchase Agreement among Matsushita Battery Industrial Corporation of America, Matsushita Battery Industrial de Mexico, S.A. de C.V., C&D Technologies, Inc. and C&D Technologies Reynosa,
            S. de R.L. de C.V., dated as of August 27, 2003 (incorporated by reference to C&D's Current Report on Form 8-K dated September 25,
            2003).

      10.9 Agreement for Manufacture between Dynamo Power System (USA) LLC and Celestica Hong Kong Limited and C&D Technologies, Inc., dated
            September 30, 2004. Portions of this exhibit have been deleted pursuant to the Company's Application Requesting Grant of Confidential Treatment under the Exchange Act and pursuant to the Rule 12b-24 promulgated thereunder (incorporated by reference to Exhibit 10.2 to C&D's Quarterly Report on Form 10-Q for the period ended October 31, 2004).

      10.10 Assignment and Assumption dated as of August 3, 2004, by and between Bank of America, N.A. and Sovereign Bank (incorporated by reference to Exhibit 10.2 to C&D's Quarterly Report on Form 10-Q for the period ended July 31, 2004).

      10.11 Lender Joinder Agreement dated as of August 3, 2004, among C&D Technologies, Inc. and Certain of its subsidiaries as the Borrowers and Calyon New York Branch as the New Lender and Bank of America, N.A., as Administrative Agent (incorporated by reference to Exhibit
            10.3 to C&D's Quarterly Report on Form 10-Q for the period ended July 31, 2004).

      10.12 Lender Joinder Agreement dated as of August 3, 2004, among C&D Technologies, Inc. and Certain of its subsidiaries as the Borrowers and Sovereign Bank as the New Lender and Bank of America, N.A., as Administrative Agent (incorporated by reference to Exhibit 10.4 to C&D's Quarterly Report on Form 10-Q for the period ended July 31,
            2004).

      10.13 LLC Interest Purchase Agreement between Celestica Corporation, Celestica Inc. and C&D Technologies, Inc., dated September 23, 2004 (incorporated by reference to Exhibit 2.1 to C&D's Current Report on Form 8-K dated September 30, 2004).

      10.14 Share Purchase Agreement between Celestica International Inc., Celestica Inc., C&D Power Systems (Canada) ULC and C&D Technologies, Inc., dated September 23, 2004 (incorporated by reference to Exhibit
            2.2 to C&D's Current Report on Form 8-K dated September 30, 2004).

      10.15 Asset Purchase Agreement between Celestica International Inc., Celestica Corporation, Celestica (Thailand) Limited, Dynamo Acquisition Corp., Celestica Inc. and C&D Technologies, Inc., dated September 23, 2004 (incorporated by reference to Exhibit 2.3 to C&D's Current Report on Form 8-K dated September 30, 2004).

      10.16 Asset Purchase Agreement between Celestica Electronics (Shanghai) Co. Ltd., Datel Electronic Technology (Shanghai) Co., Ltd., Celestica Inc. and C&D Technologies, Inc., dated September 23, 2004 (incorporated by reference to Exhibit 2.4 to C&D's Current Report on Form 8-K dated September 30, 2004).

      10.17 Inventory Purchase Agreement between Celestica Suzhou Technology Ltd., Dynamo Acquisition Corp., Celestica Inc. and C&D Technologies, Inc., dated September 23, 2004 (incorporated by reference to Exhibit
            2.5 to C&D's Current Report on Form 8-K dated September 30, 2004).

      10.18 Purchase Price Adjustment Agreement between Celestica International Inc., Celestica Corporation, Celestica (Thailand) Limited, Celestica Electronics (Shanghai) Co. Ltd., Celestica Suzhou Technology Ltd., Celestica Inc., C&D Power Systems (Canada) ULC, C&D Technologies, Inc., Dynamo Acquisition Corp., and Datel Electronic Technology (Shanghai) Co., Ltd., dated September 23, 2004

            (incorporated by reference to Exhibit 2.6 to C&D's Current Report on Form 8-K dated September 30, 2004).

      10.19 Merger Agreement dated as of June 10, 2004, among C&D Technologies, Inc., CLETADD Acquisition Corporation and Datel Holding Company (incorporated by reference to Exhibit 10.1 to C&D's Current Report on Form 8-K dated June 30, 2004).

      10.20 Loan and Security Agreement dated December 7, 2005 by and among C&D Technologies, Inc., C&D Technologies (Datel), Inc., C&D Technologies
            (CPS) LLC, as Borrowers and C&D Charter Holdings, Inc., C&D Dynamo Corp., Dynamo Acquisition Corp., C&D International Investment Holdings Inc. and Datel Holding Corporation, as Guarantors, and Ableco Finance LLC, as Agent (filed herewith); Amendment No. 1 thereto dated March 30, 2006 (incorporated by reference to C&D's Current Report on Form 8-K dated April 5, 2006).

      10.21 Loan and Security Agreement dated December 7, 2005 by and among C&D Technologies, Inc., C&D Technologies (Datel), Inc., C&D Technologies
            (CPS) LLC, as Borrowers and C&D Charter Holdings, Inc., C&D Dynamo Corp., Dynamo Acquisition Corp., C&D International Investment Holdings Inc. and Datel Holding Corporation, as Guarantors, and Wachovia Bank National Association, as Administrative Agent and Wachovia Capital Markets, LLC as Sole Lead Arranger, Manager and Bookrunner (incorporated by reference to Exhibit 10.21 to C&D's Annual Report on Form 10-K for the fiscal year ended January 31,
            2006); Amendment No. 1 thereto dated March 30, 2006 (incorporated by reference to C&D's Current Report on Form 8-K dated April 5, 2006).

      Management Contracts or Plans

      10.22 Charter Power Systems, Inc. 1996 Stock Option Plan (incorporated by reference to Exhibit 10.1 to C&D's Quarterly Report on Form 10-Q for the quarter ended July 31, 1996), First Amendment to C&D Technologies, Inc. 1996 Stock Option Plan (formerly known as the Charter Power Systems, Inc. 1996 Stock Option Plan) dated April 27, 1999 (incorporated by reference to Exhibit 10.3 to C&D's Quarterly Report on Form 10-Q for the quarter ended July 31, 1999).

      10.23 C&D Technologies, Inc. Amended and Restated 1998 Stock Option Plan (incorporated by reference to Exhibit 10.7 to C&D's Annual Report on Form 10-K for fiscal year ended January 31, 2001).

      10.24 C&D Technologies, Inc. Savings Plan as restated and amended (incorporated by reference to Exhibit 10.9 to C&D's Annual Report on Form 10-K for fiscal year ended January 31, 2002), First Amendment thereto dated June 12, 2002 (incorporated by reference to Exhibit
            10.10 to C&D's Quarterly Report on Form 10-Q for the quarter ended October 31, 2002), Second Amendment thereto dated November 20, 2002 (incorporated by reference to Exhibit 10.11 to C&D's Quarterly Report on Form 10-Q for the quarter ended October 31, 2002); Third Amendment thereto dated June 18, 2003 (incorporated by reference to Exhibit 10.1 to C&D's Quarterly Report on Form 10-Q for the quarter ended July 31, 2003).

      10.25 C&D Technologies, Inc. Pension Plan for Salaried Employees as amended and restated (incorporated by reference to Exhibit 10.10 to C&D's Annual Report on Form 10-K for fiscal year ended January 31,
            2002); First Amendment thereto dated June 12, 2002 (incorporated by reference to Exhibit 10.3 to C&D's Quarterly Report on Form 10-Q for the quarter ended April 30, 2003); Second Amendment thereto dated September 25, 2002 (incorporated by reference to Exhibit 10.4 to C&D's Quarterly Report on Form 10-Q for the quarter ended April 30,
            2003); Third Amendment thereto dated March 19, 2004 (incorporated by reference to Exhibit 10.11 to C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2004).

      10.26 Supplemental Executive Retirement Plan compiled as of February 27, 2004, to reflect all amendments (incorporated by reference to Exhibit 10.12 to C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2004); Amendment thereto dated May 6, 2005, (incorporated by reference to Exhibit 10.1 to C&D's Quarterly Report on Form 10-Q for the period ended April 30, 2005).

      10.27 C&D Technologies, Inc. Management Incentive Bonus Plan Policy (incorporated by reference to Exhibit 10.1 to C&D's Current Report on Form 8-K dated March 2, 2005).

      10.28 Employment Agreement dated November 28, 2000, between Wade H. Roberts, Jr. and C&D (incorporated by reference to Exhibit 10.1 to C&D's Quarterly Report on Form 10-Q for the quarter ended October 31, 2000).

      10.29 Release Agreement dated March 24, 2005, between C&D Technologies, Inc. and Wade H. Roberts, Jr. (incorporated by reference to Exhibit
            10.27 to C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2005).

      10.30 Employment Agreement dated March 31, 2000, between Stephen E. Markert, Jr. and C&D (incorporated by reference to Exhibit 10.14 to C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2000).

      10.31 Release Agreement dated December 14, 2005, between C&D Technologies, Inc. and Stephen E. Markert, Jr. (incorporated by reference to
            Exhibit 10.31 to C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2006).

      10.32 Employment Agreement dated March 31, 2000, between Linda R. Hansen and C&D (incorporated by reference to Exhibit 10.15 to C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2000); Letter Agreement dated May 6, 2005, between Linda R. Hansen and C&D (incorporated by reference to Exhibit 10.1 to C&D's Quarterly Report on Form 10-Q for the quarter ended April 30, 2005).

      10.33 Employment Agreement dated March 31, 2000, between Charles R. Giesige, Sr. and C&D (incorporated by reference to Exhibit 10.18 to C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2000); letter dated January 27, 2004 to Charles R. Giesige, Sr. amending Employment Agreement dated March 31, 2000 (incorporated by reference to Exhibit 10.17 to C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2004).

      10.34 Employment Agreement dated February 1, 2006, between Charles R. Giesige and C&D (incorporated by reference to Exhibit 10.34 to C&D's Annual Report on Form 10-K for the fiscal year ended January 31,
            2006).

      10.35 Release Agreement dated March 2, 2006, between C&D Technologies, Inc. and Charles R. Giesige (incorporated by reference to Exhibit
            10.35 to C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2006).

      10.36 Employment Agreement dated February 1, 2006, between James D. Dee and C&D (incorporated by reference to Exhibit 10.36 to C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2006).

      10.37 Employment Agreement dated February 1, 2006, between Ian J. Harvie and C&D (incorporated by reference to Exhibit 10.37 to C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2006).

      10.38 Employment Agreement dated February 1, 2006, between William E. Bachrach and C&D (incorporated by reference to Exhibit 10.37 to C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2006).

      10.39 Indemnification Agreement dated as of November 19, 2002, by and between C&D Technologies, Inc. and William Harral, III (incorporated by reference to Exhibit 10.2 to C&D's Quarterly Report on Form 10-Q for the quarter ended October 31, 2002).

      10.40 Indemnification Agreement dated as of November 19, 2002, by and between C&D Technologies, Inc. and Kevin P. Dowd (incorporated by reference to Exhibit 10.5 to C&D's Quarterly Report on Form 10-Q for the quarter ended October 31, 2002).

      10.41 Indemnification Agreement dated as of November 19, 2002, by and between C&D Technologies, Inc. and Robert I. Harries (incorporated by reference to Exhibit 10.6 to C&D's Quarterly Report on Form 10-Q for the quarter ended October 31, 2002).

      10.42 Indemnification Agreement dated as of November 19, 2002, by and between C&D Technologies, Inc. and Pamela S. Lewis (incorporated by reference to Exhibit 10.7 to C&D's Quarterly Report on Form 10-Q for the quarter ended October 31, 2002).

      10.43 Indemnification Agreement dated as of November 19, 2002, by and between C&D Technologies, Inc. and George MacKenzie (incorporated by reference to Exhibit 10.8 to C&D's Quarterly Report on Form 10-Q for the quarter ended October 31, 2002).

      10.44 Indemnification Agreement dated as of November 19, 2002, by and between C&D Technologies, Inc. and John A. H. Shober (incorporated by reference to Exhibit 10.9 to C&D's Quarterly Report on Form 10-Q for the quarter ended October 31, 2002).

      10.45 Indemnification Agreement dated as of February 24, 2003, by and between C&D Technologies, Inc. and Stanley W. Silverman (incorporated by reference to Exhibit 10.33 to C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2003).

      10.46 C&D Technologies, Inc. Nonqualified Deferred Compensation Plan (incorporated by reference to Exhibit 4 to C&D's Registration Statement on Form S-8, No. 333-42054).

      10.47 C&D Technologies, Inc. Approved Share Option Plan (incorporated by reference to Exhibit 4 to C&D's Registration Statement on Form S-8, No. 333-69266).

      10.48 C&D Technologies, Inc. Management Compensation Plan Policy for Fiscal Year 2006 (incorporated by reference to Exhibit 10.1 to C&D's Form 8-K dated March 1, 2005).

      10.49 C&D Technologies, Inc. Board of Directors Nominating/Corporate Governance Committee Charter As Amended Effective as of March 1, 2005 (incorporated by reference to Exhibit 10.2 to C&D's Form 8-K dated March 1, 2005).

      10.50 Employment Agreement dated June 21, 2005, between C&D Technologies, Inc. and Dr. Jeffrey A. Graves (incorporated by reference to Exhibit
            10.1 to C&D's Quarterly Report on Form 10-Q for quarter ended July 31, 2005).

      10.51 Amendment dated February 1, 2006, to the Employment Agreement between C&D Technologies and Dr. Jeffrey A. Graves dated June 21, 2005 (incorporated by reference to Exhibit 10.51 to C&D's Annual Report on Form 10-K for the fiscal year ended January 31, 2006).

      12 Computation of Ratio of Earnings (Deficiency) to Fixed Charges (filed herewith).

      23.1 Consent of Independent Registered Public Accounting Firm (filed herewith).

      23.2  Consent of Duane Morris LLP (to be included in Exhibit 5.1).

      24.1 Power of Attorney (included in Part II as a part of the signature pages in the Registration Statement).

      25.1 Statement of Eligibility and Qualification of Trustee under the Trustee Indenture Act of 1939, as amended on Form T-1 (to be filed by amendment).

Item 17. Undertakings.

      A. The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post- effective amendment to this registration statement:

                  (a) To include any prospectus required by section 10(a)(3) of the Securities Act;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs A(l)(a) and A(l)(b) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      D. The undersigned registrant hereby undertakes:

            (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus or any prospectus supplement filed as part of this registration statement in reliance on Rule 430A and contained in a form of prospectus or prospectus supplement filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus or prospectus supplement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, C&D Technologies, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Blue Bell, Pennsylvania on April 13, 2006.

                                     C&D TECHNOLOGIES, INC.

                                     By:    /s/ Jeffrey A. Graves
                                        -------------------------------------
                                        Jeffrey A. Graves,
                                        President and Chief Executive Officer

      Know all men by these presents, that each person whose signature appears below constitutes and appoints Jeffrey A. Graves and James D. Dee, and each or both of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution, for him, and in his name, place and stead, in any and all capacities to sign any or all amendments or post-effective amendments to this Registration Statement, as well as any related registration statement, or amendment thereto, filed pursuant to Rule 462 promulgated under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                                   Title                                 Date
----------------------------       --------------------------------------------       --------------

/s/ Jeffrey A. Graves              President, Chief Executive Officer and             April 13, 2006
---------------------              Director (principal executive officer)
Jeffrey A. Graves


/s/ Ian J. Harvie                  Vice President and Chief Financial Officer         April 13, 2006
-----------------                  (principal financial and accounting officer)
Ian J. Harvie


/s/ William Harral, III            Director, Chairman                                 April 13, 2006
-----------------------
William Harral, III


/s/ Kevin P. Dowd                  Director                                           April 13, 2006
-----------------
Kevin P. Dowd


/s/ Robert I. Harries              Director                                           April 13, 2006
---------------------
Robert I. Harries


/s/ Pamela S. Lewis Davies         Director                                           April 13, 2006
--------------------------
Pamela S. Lewis Davies


/s/ George MacKenzie               Director                                           April 13, 2006
--------------------
George MacKenzie


/s/ John A. H. Shober              Director                                           April 13, 2006
---------------------
John A. H. Shober


/s/ Stanley W. Silverman           Director                                           April 13, 2006
------------------------
Stanley W. Silverman


/s/ Ellen C. Wolf                  Director                                           April 13, 2006
-----------------
Ellen C. Wolf